EXHIBIT 10.1                                                                                                                                                                                     Published CUSIP Number: 09662PAA2

$400,000,000

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

Dated as of June 29, 2006

among

BOARDWALK PIPELINES, LP,
TEXAS GAS TRANSMISSION, LLC
and
GULF SOUTH PIPELINE COMPANY, LP,
as Borrowers

BOARDWALK PIPELINE PARTNERS, LP,

The Several Lenders and Issuers from time to time party hereto,

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent

CITIBANK, N.A.,
as Syndication Agent

and

JPMORGAN CHASE BANK, N.A.,
DEUTSCHE BANK SECURITIES INC.,
and
UNION BANK OF CALIFORNIA, N.A.,
as Co-Documentation Agents

* * *
WACHOVIA CAPITAL MARKETS LLC

and

CITIGROUP GLOBAL MARKETS INC.,
as Joint Lead Arrangers and Joint Book Managers

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153-0119

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of June 29, 2006, among BOARDWALK PIPELINES, LP, a Delaware limited partnership (the “Parent Borrower”), TEXAS GAS TRANSMISSION, LLC, a Delaware limited liability company (“Texas Gas”), and GULF SOUTH PIPELINE COMPANY, LP, a Delaware limited partnership (“Gulf South” and, together with the Parent Borrower and Texas Gas, the “Borrowers”), severally as Borrowers, BOARDWALK PIPELINE PARTNERS, LP, a Delaware limited partnership (the “MLP”), the several banks and other financial institutions or entities from time to time party to this Agreement as lenders (the “Lenders”), the Issuers from time to time party to this Agreement, WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders and the Issuers (in such capacity, the “Administrative Agent”), CITIBANK, N.A., as syndication agent (in such capacity, the “Syndication Agent”), JPMORGAN CHASE BANK, N.A., DEUTSCHE BANK SECURITIES INC. and UNION BANK OF CALIFORNIA, N.A., as co-documentation agents (in such capacity, the “Co-Documentation Agents”), and WACHOVIA CAPITAL MARKETS LLC and CITIGROUP GLOBAL MARKETS INC., as joint lead arrangers and joint book managers (each an “Arranger” and collectively, the “Arrangers”).

W I T N E S S E T H:

WHEREAS, the Parent Borrower, the MLP, the lenders and issuers party thereto, Citibank, N.A., as the administrative agent (in such capacity, the “Existing Administrative Agent”), Wachovia (as defined below), as syndication agent, and certain other parties thereto entered into the Revolving Credit Agreement, dated as of November 15, 2005 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Parent Borrower has requested that the Lenders and the other parties hereto amend and restate the Existing Credit Agreement in its entirety to, among other things, increase the revolving credit commitments to $400,000,000 and add Texas Gas and Gulf South as additional borrowers;

WHEREAS, in connection with the amendment and restatement of the Existing Credit Agreement, Wachovia has agreed to serve as the administrative agent for the Lenders and the Issuers; and

WHEREAS, the Lenders and the other parties hereto are willing to amend and restate the Existing Credit Agreement upon and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree to amend and restate the Existing Credit Agreement in its entirety as follows:

SECTION 1.   DEFINITIONS

1.1  Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“Administrative Agent”: as defined in the preamble hereto.

“Affected Lender”: as defined in Section 2.16(a).

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 25% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agent Affiliate”: as defined in Section 9.3(c) (Posting of Approved Electronic Communications).

“Agents”: the collective reference to the Administrative Agent, the Syndication Agent and the Co-Documentation Agents.

“Agreement”: this Amended and Restated Revolving Credit Agreement, as amended, supplemented or otherwise modified from time to time.

“Applicable Facility Fee Rate”: at any date of determination, with respect to each Borrower, the rate per annum corresponding to such Borrower’s Credit Rating on such date, as set forth below:

Level	Credit Rating	Applicable Facility Fee Rate
1	at least A- by S&P or A3 by Moody’s	0.05%
2	less than Level 1 but at least BBB+ by S&P or Baa1 by Moody’s	0.07%
3	less than Level 2 but at least BBB by S&P or Baa2 by Moody’s	0.09%
4	less than Level 3 but at least BBB- by S&P or Baa3 by Moody’s	0.11%
5	less than Level 4 or unrated by both S&P and Moody’s	0.125%

provided, however, that if at any time there is a split Credit Rating, then the Applicable Facility Fee Rate at such time will be determined by the higher of the two Credit Ratings, except that in the event that the lower of such Credit Ratings is more than one Level below the higher of such Credit Ratings, the Applicable Facility Fee Rate will be determined based on the Level that is one Level lower than the higher of such ratings; provided, further, that if such Borrower is unrated by one of S&P or Moody’s (other than by reason of the circumstances referred to in the definition of “Credit Rating”), then the Applicable Facility Fee Rate shall be based on the Credit Rating established by the other rating agency.

“Applicable Lending Office”: with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan, and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

“Applicable Margin”: at any date of determination, with respect to each Borrower and each Type of Loan, the rate per annum corresponding to such Borrower’s Credit Rating on such date, as set forth below:

Level	Credit Rating	Eurodollar Rate and LIBOR Market Index Rate Margin	Base Rate Margin	Term Out Premium
1	at least A- by S&P or A3 by Moody’s	0.20%	0.0%	0.25%
2	less than Level 1 but at least BBB+ by S&P or Baa1 by Moody’s	0.23%	0.0%	0.25%
3	less than Level 2 but at least BBB by S&P or Baa2 by Moody’s	0.31%	0.0%	0.25%
4	less than Level 3 but at least BBB- by S&P or Baa3 by Moody’s	0.44%	0.0%	0.25%
5	less than Level 4 or unrated by both S&P and Moody’s	0.575%	0.0%	0.25%

provided, however, that if at any time there is a split Credit Rating, then the Applicable Margin at such time will be determined by the higher of the two Credit Ratings, except that in the event that the lower of such Credit Ratings is more than one Level below the higher of such Credit Ratings, the Applicable Margin will be determined based on the Level that is one Level lower than the higher of such ratings; provided, further, that if such Borrower is unrated by one of S&P or Moody’s (other than by reason of the circumstances referred to in the definition of “Credit Rating”), then the Applicable Margin shall be based on the Credit Rating established by the other rating agency. In the event that the Revolving Loans are converted to Term Loans pursuant to Section 2.18 hereof, the Applicable Margin with respect to Base Rate Loans and Eurodollar Rate Loans shall automatically increase by the Term Out Premium set forth above.

“Applicable Percentage”: with respect to any Borrower, the percentage obtained by dividing (a) the Revolving Credit Sublimit of such Borrower by (b) the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Revolving Credit Outstandings owing by such Borrower by the aggregate outstanding principal balance of the Revolving Credit Outstandings owing by all Borrowers).

“Approved Electronic Communications”: each notice, demand, communication, information, document and other material that any Loan Party is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including (a) any written Contractual Obligation delivered or required to be delivered in respect of any Loan Document or the transactions contemplated therein and (b) any financial statement, financial and other report, notice, request, certificate and other information material; provided, however, that, “Approved Electronic Communication” shall exclude (i) any Notice of Borrowing, Letter of Credit Request, Swingline Loan Request, Notice of Conversion or Continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Borrowing, (ii) any notice pursuant to Section 2.7 (Optional Prepayments) and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (iii) all notices of any Default or Event of Default and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Section 4 (Conditions Precedent) or Section 2.3(a) (Letters of Credit) or any other condition to any Borrowing or other extension of credit hereunder or any other condition precedent to the effectiveness of this Agreement.

“Approved Electronic Platform”: as defined in Section 9.3 (Posting of Approved Electronic Communications).

“Approved Fund”: any Fund that is advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or Affiliate of an entity that administers or manages a Lender.

“Arrangers”: as defined in the preamble hereto.

“Assignment and Acceptance”: any assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit D (Form of Assignment and Acceptance).

“Available Cash”: with respect to any Fiscal Quarter of the Parent Borrower ending prior to the Liquidation Date (as defined in the MLP Partnership Agreement as in effect on the date hereof): (a) the sum of (i) all cash and cash equivalents of the Parent Borrower and its Subsidiaries on hand at the end of such Fiscal Quarter, and (ii) all additional cash and cash equivalents of the Parent Borrower and its Subsidiaries on hand on the date of determination of Available Cash with respect to such Fiscal Quarter resulting from borrowings used solely for working capital purposes or to pay distributions to the MLP made pursuant to a credit facility, commercial paper facility or similar financing or other arrangement; provided, that when incurred it is the intent of the Parent Borrower or such Subsidiary, as applicable, to repay such borrowings within 12 months from other than additional borrowings under such facility, less (b) the amount of any cash reserves established by the Parent Borrower to (i) provide for the proper conduct of the business of the Parent Borrower and its Subsidiaries (including reserves for future capital expenditures, for anticipated future credit needs of the Parent Borrower and its Subsidiaries and for refunds of collected rates reasonably likely to be refunded as a result of a settlement or hearing relating to FERC rate proceedings) subsequent to such Fiscal Quarter, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Parent Borrower or any of its Subsidiaries is a party or by which it is bound or its assets are subject or (iii) provide funds for distributions under Section 6.4 or 6.5 of the MLP Partnership Agreement as in effect on the date hereof in respect of any one or more of the next four Fiscal Quarters; provided, however, that disbursements made by the Parent Borrower and its Subsidiaries or cash reserves established, increased or reduced after the end of such Fiscal Quarter but on or before the date of determination of Available Cash with respect to such Fiscal Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Fiscal Quarter if the Parent Borrower so determines. Notwithstanding the foregoing, “Available Cash” with respect to the Fiscal Quarter in which the Liquidation Date occurs and any subsequent Fiscal Quarter shall equal zero.

“Available Credit”: at any time, (a) the then effective Revolving Credit Commitments minus (b) the aggregate Revolving Credit Outstandings at such time.

“Base Rate”: for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the higher of the following: (a) the rate of interest announced publicly by Wachovia at its principal office in Charlotte, North Carolina, from time to time, as Wachovia’s prime rate; and (b) 0.5% per annum plus the Federal Funds Rate.

“Base Rate Loans”: Loans for which the applicable rate of interest is based upon the Base Rate.

“BGL”: Boardwalk GP, LLC, a Delaware limited liability company.

“Board of Directors”: with respect to any Person, either the Board of Directors (or equivalent governing body) of such Person or any committee of such Board duly authorized to act on its behalf.

“Borrowers”: as defined in the preamble hereto.

“Borrower Affiliate”: each of the MLP, the General Partner, the BGL, each Subsidiary of the MLP and each Subsidiary of the Parent Borrower.

“Borrowing”: a borrowing consisting of Revolving Loans made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments.

“Business Day”: (a) for all purposes other than as covered by clause (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Rate Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Capital Lease”: with respect to any Person, any lease of, or other arrangement conveying the right to use, property by such Person as lessee that would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

“Capital Lease Obligations”: with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Collateral Account”: any deposit account or securities account that is (a) established by the Administrative Agent from time to time in its sole discretion to receive cash and cash equivalents (or purchase cash or cash equivalents with funds received) from the Loan Parties or Persons acting on their behalf pursuant to the Loan Documents, (b) with such depositaries and securities intermediaries as the Administrative Agent may determine in its sole discretion, (c) in the name of the Administrative Agent (although such account may also have words referring to the Borrower and the account’s purpose), (d) under the control of the Administrative Agent and (e) in the case of a securities account, with respect to which the Administrative Agent shall be the entitlement holder (as defined in the UCC) and the only Person authorized to give entitlement orders (as defined in the UCC) with respect thereto.

“Change of Control”: the occurrence of any of the following events:

(a) prior to a Public Offering, (i) any Person (or syndicate or group of Persons which are deemed a “person” for the purposes of Section 13(d) and Section 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than the Permitted Investor, acquires more than 30% of the outstanding Voting Stock of the General Partner, or (ii) the Permitted Investor shall cease to own and control, of record and beneficially, directly or indirectly, 50% or more of the outstanding Voting Stock of the General Partner;

(b) upon and following a Public Offering, the Permitted Investor shall cease to own and control, of record and beneficially, directly or indirectly, 50% or more of the outstanding Voting Stock of the General Partner;

(c) during any period of twelve successive months a majority of the Persons who were directors of the General Partner at the beginning of such period or who were nominated for election by a majority of the persons who were directors of the General Partner at the beginning of such period cease (other than as a result of death or disability) to be directors of the General Partner;

(d) the Permitted Investor shall cease to own and control, of record and beneficially, directly or indirectly, 100% of the Capital Stock of the BGL;

(e) the BGL ceases to be the sole general partner of the General Partner;

(f) the General Partner ceases to be the sole general partner of the MLP; or

(g) the MLP shall cease to own and control, of record and beneficially, directly or indirectly, free of all Liens, 100% of the Capital Stock of the Parent Borrower, Texas Gas or Gulf South.

“Code”: the United States Internal Revenue Code of 1986, as amended from time to time.

“Co-Documentation Agents”: as defined in the preamble hereto.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Parent Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Parent Borrower and that is treated as a single employer under Section 414 of the Code.

“Consenting Lenders”: as defined in Section 2.17(c).

“Consolidated Assets”: at the date of any determination thereof, the total assets of the Parent Borrower and its Subsidiaries as set forth on a consolidated balance sheet of the Parent Borrower and its Subsidiaries for their most recently completed Fiscal Quarter, prepared in accordance with GAAP.

“Consolidated EBITDA”: of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) consolidated interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (f) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining consolidated interest expense), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis; provided, however, that for purposes of calculating Consolidated EBITDA of the MLP or any Borrower for any period, (i) the Consolidated EBITDA of any Person acquired by the MLP or such Borrower or any of their respective Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders’ equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (x) have been previously provided to the Administrative Agent and the Lenders and (y) either (1) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (2) have been found acceptable by the Administrative Agent and (ii) the Consolidated EBITDA of any Person disposed of by the MLP or such Borrower or any of their respective Subsidiaries during such period shall be excluded for such period (assuming the consummation of such disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period); provided, further, that for purposes of calculating compliance with the covenant contained in Section 5, with respect to any Material Project of any Borrower or any of their respective Subsidiaries, an amount equal to the ratable portion of Consolidated EBITDA projected for the first 12 months of operations of such Material Project shall be added to actual Consolidated EBITDA of such Borrower at the end of each Fiscal Quarter in proportion to the total expected capital costs of such Material Project that have been incurred at the end of such Fiscal Quarter (provided, however, that the Administrative Agent shall have received Consolidated EBITDA projections and such supporting documentation requested by it for each Material Project, in each case reasonably satisfactory to the Administrative Agent); provided, further, that for purposes of calculating compliance with the covenant contained in Section 5 for the Fiscal Quarter ending June 30, 2006, Consolidated EBITDA of the MLP for the relevant period shall be deemed to equal Consolidated EBITDA of the MLP for the three consecutive Fiscal Quarters ended June 30, 2006 plus Consolidated EBITDA of the Parent Borrower for the Fiscal Quarter ended September 30, 2005.

“Consolidated Leverage Ratio”: with respect to any Person as of any date, the ratio of (a) Consolidated Total Debt of such Person and its Subsidiaries on such date to (b) Consolidated EBITDA of such Person and its Subsidiaries for the last four Fiscal Quarter period ending on or before such date; provided, however, that Consolidated Total Debt shall exclude (i) any Subordinated Loans made by the Permitted Investor or any Subsidiary thereof to the MLP or any Borrower; provided, that the aggregate principal amount of such excluded Subordinated Loans pursuant to this clause (i) outstanding at any time shall not exceed $100,000,000, (ii) any Subordinated Loans made by the MLP or any Borrower to any Borrower; provided, that the aggregate principal amount of such excluded Subordinated Loans pursuant to this clause (ii) outstanding at any time shall not exceed $100,000,000, and (iii) obligations of the Parent Borrower or any of its Subsidiaries under any Hybrid Securities.

“Consolidated Net Income”: of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the MLP or any Borrower for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the MLP or such Borrower or is merged into or consolidated with the MLP or such Borrower or any of their respective Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the MLP or such Borrower) in which the MLP or such Borrower or any of their respective Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the MLP, such Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the MLP or such Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“Consolidated Net Tangible Assets”: at the date of any determination thereof, the Consolidated Assets of the Parent Borrower and its Subsidiaries after deducting therefrom: (a) all current liabilities, excluding (i) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (ii) current maturities of long-term debt; and (b) the value, net of any applicable reserves, of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on a consolidated balance sheet of the Parent Borrower and its Subsidiaries for their most recently completed Fiscal Quarter, prepared in accordance with GAAP.

“Consolidated Total Debt”: of any Person at any date, the aggregate principal amount of all Indebtedness of such Person at such date, determined on a consolidated basis in accordance with GAAP.

“Constituent Documents”: with respect to any Person, (a) the articles of incorporation, certificate of incorporation, constitution, certificate of formation or certificate of limited partnership (or the equivalent organizational documents) of such Person, (b) the by-laws, operating agreement or limited partnership agreement (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election or duties of the directors, managing members or general partner of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person’s Capital Stock.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Credit Rating”: as of any date, with respect to each Borrower, the credit rating by either Moody’s or S&P, as the case may be, for the long-term senior unsecured non-credit enhanced debt of such Borrower. For purposes of the foregoing, (a) if any credit rating established by Moody’s or S&P shall be changed, such change shall be effective as of the date on which such change is announced publicly by the rating agency making such change, (b) if Moody’s or S&P shall change the basis on which credit ratings are established by it, each reference to the Credit Rating announced by Moody’s or S&P shall refer to the then equivalent credit rating by Moody’s or S&P, as the case may be and (c) if either Moody’s or S&P shall cease to be in the business of rating corporate debt obligations, the Borrowers and the Lenders shall negotiate in good faith to amend this Agreement to reflect the unavailability of credit ratings from such rating agency and, pending the effectiveness of any such amendment, the Credit Rating shall be determined by reference to the credit rating most recently in effect prior to such cessation.

“Default”: any of the events specified in Section 8.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Dollars” and “$”: lawful currency of the United States of America.

“Domestic Lending Office”: with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” opposite its name on Schedule II (Applicable Lending Offices) or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Parent Borrower and the Administrative Agent.

“Domestic Person”: any “United States person” under and as defined in Section 7701(a)(30) of the Code.

“Effective Date”: the date on which the conditions precedent set forth in Section 4.1 shall have been satisfied, which date is June 29, 2006.

“Eligible Assignee”: (a) a Lender or an Affiliate or Approved Fund of any Lender, (b) a commercial bank having total assets in excess of $5,000,000,000, (c) a finance company, insurance company or any other financial institution or Fund, in each case reasonably acceptable to the Administrative Agent and regularly engaged in making, purchasing or investing in loans and having a net worth, determined in accordance with GAAP, in excess of $250,000,000 (or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or Fund, reasonably acceptable to the Administrative Agent and the Parent Borrower) or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof having a net worth, determined in accordance with GAAP, in excess of $250,000,000.

“Environmental Laws”: any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

“Environmental Permits”: any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurocurrency Reserve Requirements”: for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate”: with respect to any Interest Period for any Eurodollar Rate Loan, the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period appearing on the Dow Jones Markets Telerate Page 3750 as of 11:00 a.m., London time, on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the Dow Jones Markets Telerate Page 3750 (or otherwise on the Dow Jones Markets screen), the Eurodollar Base Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.

“Eurodollar Lending Office”: means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” opposite its name on Schedule II (Applicable Lending Offices) or on the Assignment and Acceptance by which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Parent Borrower and the Administrative Agent.

“Eurodollar Rate”: with respect to any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate by (b)(i) a percentage equal to 100% minus (ii) the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Reserve Requirements (or with respect to any other category of liabilities that includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

“Eurodollar Rate Loans”: Loans for which the applicable rate of interest is based upon the Eurodollar Rate.

“Event of Default”: any of the events specified in Section 8.1, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Existing Administrative Agent”: as defined in the recitals hereto.

“Existing Credit Agreement”: as defined in the recitals hereto.

“Existing Lenders”: the “Lenders” under and as defined in the Existing Credit Agreement.

“Existing Maturity Date”: as defined in Section 2.17(a).

“Existing Revolving Credit Commitments”: the “Revolving Credit Commitments” under and as defined in the Existing Credit Agreement.

“Existing Revolving Loans”: the “Revolving Loans” under and as defined in the Existing Credit Agreement.

“Extended Maturity Date”: as at any date, the date to which the Scheduled Maturity Date has then most recently been extended pursuant to Section 2.17.

“Facility”: the Revolving Credit Commitments, the Loans made hereunder and the provisions herein related to the Letters of Credit.

“Facility Fee”: as defined in Section 2.11(a).

“Federal Funds Rate”: for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Federal Reserve Board”: the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Fee Letters”: (a) the letter dated June 8, 2006 addressed to the Parent Borrower from Wachovia Capital Markets, LLC (“WCM”) and Wachovia and accepted by the Parent Borrower on June 8, 2006, with respect to certain fees to be paid from time to time to WCM and Wachovia and (b) the letter dated June 8, 2006 addressed to the Parent Borrower from Citigroup Global Markets Inc. (“CGMI”) and accepted by the Parent Borrower on June 8, 2006, with respect to certain fees to be paid from time to time to CGMI.

“FERC”: the Federal Energy Regulatory Commission, or any successor thereto.

“Final Maturity Date”: if the Revolving Loans are converted to Term Loans pursuant to Section 2.18, then with respect to any Term Loan, the date that is one year from the then current Scheduled Maturity Date as of the time of such conversion.

“First Extension Option”: as defined in Section 2.17(a).

“Fiscal Quarter”: each of the three month periods ending on March 31, June 30, September 30 and December 31.

“Fiscal Year”: the twelve month period ending on December 31.

“Fund”: any Person (other than a natural Person) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP”: generally accepted accounting principles in the United States of America as in effect from time to time.

“General Partner”: Boardwalk GP, LP, a Delaware limited partnership.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit), if to induce the creation of such obligation of such other Person the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Parent Borrower in good faith.

“Guaranty”: the amended and restated guaranty, in substantially the form of Exhibit G (Form of Guaranty), executed by the MLP.

“Gulf South”: as defined in the preamble hereto.

“Hedge Agreements”: all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by the Parent Borrower or its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Hybrid Security”: any hybrid preferred securities consisting of trust preferred securities or deferrable interest subordinated debt securities with maturities of at least 20 years issued by wholly owned special purpose entities that are Subsidiaries of the Parent Borrower.

“Incremental Credit Extension Date”: as defined in Section 2.1(b) (Incremental Credit Extensions).

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (j) for the purposes of Section 8.1(e) only, all obligations of such Person in respect of Hedge Agreements.

“Indemnified Matter”: as defined in Section 10.4 (Indemnities).

“Indemnitee”: as defined in Section 10.4 (Indemnities).

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA, and in such context “Insolvent” shall have a correlative meaning.

“Interest Period”: as to any Eurodollar Rate Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Rate Loan and ending one, two, three or six months thereafter, as selected by the applicable Borrower in its Notice of Borrowing or Notice of Conversion or Continuation, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Rate Loan and ending one, two, three or six months thereafter, as selected by the applicable Borrower in its Notice of Conversion or Continuation given to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) any Interest Period that would otherwise extend beyond the date final payment is due on the Loans, shall end on such due date, as applicable;

(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iv) there shall be outstanding at any one time no more than five Interest Periods in the aggregate.

“Investment”: with respect to any Person, (a) any purchase or other acquisition by such Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted) or capital contribution by such Person to any other Person, including all Indebtedness of any other Person to such Person arising from a sale of property by such Person other than in the ordinary course of its business and (c) any Guarantee Obligation incurred by such Person in respect of Indebtedness of any other Person.

“Issue”: with respect to any Letter of Credit, to issue, extend the expiry of, renew or increase the maximum face amount (including by deleting or reducing any scheduled decrease in such maximum face amount) of, such Letter of Credit. The terms “Issued” and “Issuance” shall have a corresponding meaning.

“Issuer”: Wachovia and each other Lender or Affiliate of a Lender that (a) is listed on the signature pages hereof as an “Issuer” or (b) hereafter becomes an Issuer with the approval of the Administrative Agent and the Parent Borrower by agreeing pursuant to an agreement with and in form and substance satisfactory to the Administrative Agent and the Parent Borrower to be bound by the terms hereof applicable to Issuers.

“Joint Venture”: any Person, other than an individual or a Wholly Owned Subsidiary of the Parent Borrower, in which the Parent Borrower or a Subsidiary of the Parent Borrower holds or acquires an ownership interest (whether by way of capital stock, partnership or limited liability company interest, or other evidence of ownership).

“Lenders”: as defined in the preamble hereto. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit”: any letter of credit Issued pursuant to Section 2.3 (Letters of Credit).

“Letter of Credit Obligations”: with respect to each Borrower at any time, the aggregate of all liabilities at such time of such Borrower to all Issuers with respect to Letters of Credit Issued for the account of such Borrower, whether or not any such liability is contingent, including, without duplication, the sum of (a) such Borrower’s Reimbursement Obligations at such time and (b) such Borrower’s Letter of Credit Undrawn Amounts at such time.

“Letter of Credit Reimbursement Agreement” as defined in Section 2.3(a)(vi) (Letters of Credit).

“Letter of Credit Request”: as defined in Section 2.3(c) (Letters of Credit).

“Letter of Credit Undrawn Amounts”: with respect to each Borrower at any time, the aggregate undrawn face amount of all Letters of Credit Issued for the account of such Borrower and outstanding at such time.

“LIBOR Market Index Rate”: for any day, the rate for one month deposits in Dollars appearing on the Dow Jones Markets Telerate Page 3750 as of 11:00 a.m., London time, for such day or, if such day is not a Business Day, the immediately preceding Business Day. In the event that such rate does not appear on the Dow Jones Markets Telerate Page 3750 (or otherwise on the Dow Jones Markets screen), the LIBOR Market Index Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“LMIR Loan”: Swingline Loans for which the applicable rate of interest is based upon the LIBOR Market Index Rate.

“Loan”: any loan (including Revolving Loans, Swingline Loans and Term Loans, if any) made by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, the Revolving Credit Notes, the Guaranty, the Fee Letters, each Letter of Credit Reimbursement Agreement and each other agreement, document, instrument or certificate executed by any Borrower or any other Loan Party in connection with any of the foregoing which the Administrative Agent and the Parent Borrower designate as a “Loan Document”.

“Loan Parties”: each of the Borrowers and the MLP.

“Material Adverse Effect”: a material adverse effect on (a) the business, assets, liabilities, operations or condition (financial or otherwise) of the MLP and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform its obligations under this Agreement or any other Loan Document, or (c) the ability of the Administrative Agent, the Lenders or the Issuers to enforce this Agreement or any other Loan Document.

“Material Project”: any capital expansion project of any Borrower or any of their respective Subsidiaries in connection with which multi-year customer contracts reasonably satisfactory to the Administrative Agent have been entered into prior to the commencement of construction and the aggregate capital cost of which exceeds $20,000,000.

“MLP”: as defined in the preamble hereto.

“MLP Partnership Agreement”: the First Amended and Restated Agreement of Limited Partnership of Boardwalk Pipeline Partners, LP, dated as of November 15, 2005, by and between the General Partner, as the general partner, and Boardwalk Pipelines Holding Corp., as the organizational limited partner, together with any other Persons who become parties thereto as provided therein.

“Moody’s”: Moody’s Investors Services, Inc.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Nominee”: as defined in Section 2.17(e).

“Non-Consenting Lender”: as defined in Section 2.17(c).

“Non-Funding Lender”: as defined in Section 2.2(d).

“Non-U.S. Lender”: each Lender or Issuer (or the Administrative Agent) that is a Non-U.S. Person.

“Non-U.S. Person”: any Person that is not a Domestic Person.

“Notice of Borrowing”: as defined in Section 2.2(a).

“Notice of Conversion or Continuation”: as defined in Section 2.10(a).

“Notice of Extension”: as defined in Section 2.17(a).

“Obligations”: the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and the Letter of Credit Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Letter of Credit Obligations and all other obligations and liabilities of the Borrowers to the Administrative Agent, to any Issuer or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent, to any Issuer or to any Lender that are required to be paid by the Borrowers pursuant hereto) or otherwise, and all obligations of the Borrowers under any Loan Document to provide cash collateral for any Letter of Credit Obligation. Unless otherwise specified in any Loan Document, the Obligations shall be several but not joint obligations of each Borrower.

“Other Taxes”: as defined in Section 2.15(b).

“Parent Borrower”: as defined in the preamble hereto.

“Patriot Act”: the USA Patriot Act of 2001 (31 U.S.C. 5318 et seq.).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permitted Investor”: Loews Corporation, a Delaware corporation, and its Wholly Owned Subsidiaries.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any employee benefit plan that is covered by Title IV of ERISA or Section 412 of the Code and in respect of which the Parent Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Public Offering”: the first underwritten public offering by the General Partner of its Capital Stock after the Effective Date pursuant to a registration statement filed with the SEC in accordance with the Securities Exchange Act of 1933, as amended, with gross proceeds in excess of $50,000,000.

“Purchasing Lender”: as defined in Section 10.7 (Sharing of Payments, Etc.).

“Qualified Acquisition”: any acquisition by the Parent Borrower or any of its Subsidiaries of all or substantially all of the assets or Capital Stock of any Person or any operating division thereof, or the merger of any Person with or into the Parent Borrower or any Subsidiary of the Parent Borrower (and, in the case of a merger with any Borrower, with such Borrower being the surviving corporation), subject to the satisfaction of each of the following conditions:

(a) the Administrative Agent shall have received at least 10 days’ prior written notice of such proposed acquisition, which notice shall include, without limitation, a reasonably detailed description of such proposed acquisition;

(b) such proposed acquisition shall only involve those assets of a business of the type engaged in by the Parent Borrower and its Subsidiaries as of the Effective Date and reasonable extensions thereof;

(c) such proposed acquisition shall be consensual and shall have been approved by such Person’s Board of Directors;

(d) the aggregate purchase price for such proposed acquisition, together with all other acquisitions in any rolling 12-month period that satisfies the requirements of a “Qualified Acquisition” (other than this clause (d)), shall be not less than $100,000,000;

(e) on or prior to the date of such proposed acquisition, the Administrative Agent shall have received copies of the acquisition agreement, related Contractual Obligations and instruments and such other financial information, financial analysis, documentation or other information relating to such proposed acquisition as the Administrative Agent or any Lender shall reasonably request;

(f) at the time of such proposed acquisition and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing, (ii) the MLP and each Borrower shall be in pro forma compliance with the financial covenant contained in Section 5 (after giving effect to the proviso in Section 5), in each case determined as of the last day of the most recently ended Fiscal Quarter of the MLP and such Borrower for which financial statements have been delivered to the Administrative Agent pursuant to Sections 6.1(a) or (b), as applicable, and (iii) all representations and warranties contained in Section 3 and in the other Loan Documents shall be true and correct in all material respects; and

(g) the Parent Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer certifying compliance with each of the foregoing and containing all supporting information necessary for determining such compliance.

“Ratable Portion” or (other than in the expression “equally and ratably”) “ratably”:  with respect to any Lender, the percentage obtained by dividing (a) the Revolving Credit Commitment of such Lender by (b) the aggregate Revolving Credit Commitments of all Lenders (or, at any time after the Revolving Credit Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to such Lender by the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to all Lenders).

“Register”: as defined in Section 2.6(b).

“Reimbursement Date”: as defined in Section 2.3(h) (Letters of Credit).

“Reimbursement Obligations”: with respect to each Borrower, as and when matured, the obligation of such Borrower to pay, on the date payment is made or scheduled to be made to the beneficiary under each Letter of Credit (or at such other date as may be specified herein or in the applicable Letter of Credit Reimbursement Agreement), and in Dollars, all amounts of each draft and other request for payments drawn under Letters of Credit Issued for the account of such Borrower, and all other matured reimbursement or repayment obligations of such Borrower to any Issuer with respect to amounts drawn under Letters of Credit Issued for the account of such Borrower.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.

“Required Lenders”: at any time, the holders of more than 50% of the aggregate amount of the Revolving Credit Commitments or, after the Revolving Credit Termination Date, more than 50% of the aggregate Revolving Credit Outstandings; provided, that at any time during the Term Out Period the term “Required Lenders” shall mean Lenders holding more than 50% of the aggregate unpaid principal amount of the outstanding Term Loans. A Non-Funding Lender shall not be included in the calculation of “Required Lenders.”

“Requirement of Law”: as to any Person, the Constituent Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Responsible Officer”: the chief executive officer, president, chief financial officer or other principal executive officer of any Borrower or the MLP (or of their respective general partners), as applicable, but in any event, with respect to financial matters, the chief financial officer of any Borrower or the MLP (or of their respective general partners), as applicable.

“Restricted Payment”: any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock in the Parent Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interests in the Parent Borrower or any Subsidiary, or any option, warrant or other right to acquire any such equity interests in the Parent Borrower or any Subsidiary.

“Revolving Credit Commitment”: with respect to each Lender, the commitment of such Lender to make Revolving Loans and acquire interests in other Revolving Credit Outstandings in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule I (Revolving Credit Commitments) under the caption “Revolving Credit Commitment,” as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be increased by any Revolving Credit Commitment Increase or reduced pursuant to this Agreement. The aggregate amount of Revolving Credit Commitments on the Effective Date is $400,000,000.

“Revolving Credit Commitment Increase”: as defined in Section 2.1(b) (Incremental Credit Extensions).

“Revolving Credit Note”: a promissory note of the Borrowers payable to the order of any Lender in a principal amount equal to the amount of such Lender’s Revolving Credit Commitment evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from the Revolving Loans owing to such Lender.

“Revolving Credit Outstandings”: with respect to each Borrower, (a) at any particular time prior to the Term Out Period, the sum of (i) the principal amount of the Revolving Loans made to such Borrower outstanding at such time, (ii) such Borrower’s Letter of Credit Obligations outstanding at such time and (iii) the principal amount of the Swingline Loans made to such Borrower outstanding at such time and (b) at any time during the Term Out Period, the principal amount of the Term Loans made to or converted by such Borrower outstanding at such time.

“Revolving Credit Sublimit”: initially, with respect to each Borrower, the amount set forth opposite such Borrower’s name below:

Borrower	Revolving Credit Sublimit
Parent Borrower	$50,000,000
Texas Gas	$50,000,000
Gulf South	$300,000,000

The Parent Borrower may adjust the Revolving Credit Sublimit for each Borrower from time to time upon 3 Business Days’ prior written notice to the Administrative Agent; provided, however, that, except as otherwise provided in the following proviso in connection with a Revolving Credit Commitment Increase, (a) the Parent Borrower’s Revolving Credit Sublimit shall not exceed $150,000,000, (b) Texas Gas’ Revolving Credit Sublimit shall not exceed $400,000,000, (c) Gulf South’s Revolving Credit Sublimit shall not exceed $400,000,000 and (d) the aggregate Revolving Credit Sublimits for all Borrowers shall not exceed the then effective Revolving Credit Commitments; provided, further, that each Revolving Credit Commitment Increase shall increase the maximum Revolving Credit Sublimit for each Borrower in the preceding proviso ratably in accordance with their respective maximum Revolving Credit Sublimits immediately prior to such Revolving Credit Commitment Increase.

“Revolving Credit Termination Date”: the earliest of (a) the Scheduled Maturity Date, (b) the date of termination of all of the Revolving Credit Commitments pursuant to Section 2.5(a) (Reduction and Termination of the Revolving Credit Commitments; Repayment of Loans) and (c) the date on which the Obligations become due and payable pursuant to Section 8.1.

“Revolving Loan”: as defined in Section 2.1(a) (The Revolving Credit Commitments).

“Scheduled Maturity Date”: the later of (a) June 29, 2011 and (b) the then current Extended Maturity Date, if applicable.

“SEC”: the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

“Second Extension Option”: as defined in Section 2.17(a).

“Security”: any Capital Stock, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

“Selling Lender”: as defined in Section 10.7 (Sharing of Payments, Etc.).

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Solvent”: with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Special Purpose Vehicle”: any special purpose funding vehicle identified as such in writing by any Lender to the Administrative Agent.

“S&P”: Standard & Poor’s Rating Services.

“Standby Letter of Credit”: any letter of credit issued to support an obligation of a Person and which may be drawn on only upon the failure of such Person to perform such obligation or other contingency.

“Subordinated Loans”: any Indebtedness that is subordinated to the payment in full of the Obligations on terms and conditions satisfactory to the Administrative Agent.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent Borrower.

“Subsidiary Borrowers”: Texas Gas and Gulf South.

“Substitute Institution”: as defined in Section 2.16(a).

“Substitution Notice”: as defined in Section 2.16(a).

“Swingline Lender”: Wachovia Bank, National Association, in its capacity as the lender of Swingline Loans hereunder.

“Swingline Loan”: a Loan made pursuant to Section 2.4.

“Swingline Loan Request”: as defined in Section 2.4(b).

“Swingline Loan Sublimit”: $40,000,000.

“Syndication Agent”: as defined in the preamble hereto.

“Taxes”: as defined in Section 2.15(a).

“Term Out Period”: as defined in Section 2.18(a).

“Texas Gas”: as defined in the preamble hereto.

“Type”: as to any Loan, its nature as a Base Rate Loan, a Eurodollar Rate Loan or a LMIR Loan.

“UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“U.S. Lender”: each Lender or Issuer (or the Administrative Agent) that is a Domestic Person.

“Utilization Fee”: as defined in Section 2.11(b).

“Utilization Fee Rate”: at any date of determination, with respect to each Borrower, the rate per annum corresponding to such Borrower’s Credit Rating on such date, as set forth below:

Level	Credit Rating	Utilization Fee Rate
1	at least A- by S&P or A3 by Moody’s	0.05%
2	less than Level 1 but at least BBB+ by S&P or Baa1 by Moody’s	0.05%
3	less than Level 2 but at least BBB by S&P or Baa2 by Moody’s	0.05%
4	less than Level 3 but at least BBB- by S&P or Baa3 by Moody’s	0.10%
5	less than Level 4 or unrated by both S&P and Moody’s	0.10%

provided, however, that if at any time there is a split Credit Rating, then the Utilization Fee Rate at such time will be determined by the higher of the two Credit Ratings, except that in the event that the lower of such Credit Ratings is more than one Level below the higher of such Credit Ratings, the Utilization Fee Rate will be determined based on the Level that is one Level lower than the higher of such ratings; provided, further, that if such Borrower is unrated by one of S&P or Moody’s (other than by reason of the circumstances referred to in the definition of “Credit Rating”), then the Utilization Fee Rate shall be based on the Credit Rating established by the other rating agency.

“Voting Stock”: Capital Stock of any Person having ordinary power to vote in the election of members of the Board of Directors, managers, trustees or other controlling Persons, of such Person, or its managing member or general partner (or managing general partner if there is more than one general partner) (irrespective of whether, at the time, Capital Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

“Wachovia”: Wachovia Bank, National Association, a national banking association.

“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

1.2  Other Definitional Provisions. (a)  Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d)  All calculations of financial ratios set forth in Section 5 shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater.

(e)  The terms “Lender”, “Issuer” and “Administrative Agent” shall include, without limitation, their respective successors.

(f)  Upon the appointment of any successor Administrative Agent pursuant to Section 9.7, references to Wachovia in Section 9.4 and to Wachovia in the definitions of Base Rate and Eurodollar Base Rate shall be deemed to refer to the financial institution then acting as the Administrative Agent or one of its Affiliates if it so designates.

1.3  Accounting Terms and Principles.

(a)  Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto (including for purpose of measuring compliance with Section 5) shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

(b)  If any change in the accounting principles used in the preparation of the most recent financial statements referred to in Section 6.1 is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Parent Borrower with the agreement of the Parent Borrower’s independent certified public accountants and results in a change in any of the calculations required by Sections 5 or 7 that would not have resulted had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change such that the criteria for evaluating compliance with such covenants by the Parent Borrower shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Sections 5 or 7 shall be given effect until such provisions are amended to reflect such changes in GAAP.

SECTION 2.   AMOUNT AND TERMS OF COMMITMENTS

2.1  The Commitments.

(a)  The Revolving Credit Commitments. On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees (i) to make loans in Dollars (each a “Revolving Loan”) to the Borrowers from time to time on any Business Day during the period from the Effective Date until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding for all such loans by such Lender not to exceed such Lender’s Revolving Credit Commitment; provided, however, that at no time shall any Lender be obligated to make a Revolving Loan in excess of such Lender’s Ratable Portion of the Available Credit; provided, further, that after giving effect to such Revolving Loan, (A) each Borrower’s Revolving Credit Outstandings shall not exceed its Revolving Credit Sublimit and (B) the aggregate Revolving Credit Outstandings shall not exceed the then effective Revolving Credit Commitments, and (ii) at the election of the Parent Borrower, to convert the principal amount of any Revolving Loans remaining outstanding on the Scheduled Maturity Date to Term Loans pursuant to Section 2.18. Within the limits of the Revolving Credit Commitment of each Lender, amounts of Revolving Loans repaid may be reborrowed under this Section 2.1.

(b)  Incremental Credit Extensions. (i) The Borrowers may from time to time after the Effective Date request one or more increases in the Revolving Credit Commitments (each, a “Revolving Credit Commitment Increase”); provided, however, that (A) the aggregate amount of all Revolving Credit Commitment Increases shall not exceed $300,000,000 and (B) each Revolving Credit Commitment Increase shall be in an amount not less than $20,000,000. Nothing in this Agreement shall be construed to obligate the Administrative Agent, any other Agent, any Arranger or any Lender to negotiate for (whether or not in good faith), solicit, provide or commit to provide any Revolving Credit Commitment Increase. The Administrative Agent shall promptly notify each Lender of each proposed Revolving Credit Commitment Increase. Each such Lender (and each of their Affiliates and Approved Funds) may, in its sole discretion, commit to participate in such Revolving Credit Commitment Increase by forwarding its commitment therefor to the Administrative Agent in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall, after consultation with the Parent Borrower, allocate, but in amounts not to exceed for each such Lender the commitment received from such Lender, Affiliate or Approved Fund, the Revolving Credit Commitment Increase commitments to be made as part of such Revolving Credit Commitment Increase to the Lenders from which it has received such written commitments. If the Administrative Agent does not receive enough commitments from existing Lenders or their Affiliates or Approved Funds, it may, after consultation with the Parent Borrower, allocate to Eligible Assignees any excess of the proposed amount of such Revolving Credit Commitment Increase agreed with the Parent Borrower over the aggregate amounts of the commitments received from existing Lenders or their Affiliates or Approved Funds. Each Revolving Credit Commitment Increase shall become effective on a date agreed by the Parent Borrower and the Administrative Agent (each, an “Incremental Credit Extension Date”), which shall be in any case on or after the date of satisfaction of the conditions precedent set forth in Section 4.4. The Administrative Agent shall notify the Lenders and the Parent Borrower, on or before 1:00 p.m., New York City time, on the Business Day following an Incremental Credit Extension Date of the effectiveness of a Revolving Credit Commitment Increase and shall record in the Register all applicable additional information in respect of such Revolving Credit Commitment Increase.

(ii)  (A) The commitments under each Revolving Credit Commitment Increase shall be deemed for all purposes part of the Revolving Credit Commitments, (B) each Lender or Eligible Assignee participating in such Revolving Credit Commitment Increase shall become a Lender with respect to the Revolving Credit Commitments and all matters relating thereto and (C) the commitments under each Revolving Credit Commitment Increase shall have the same terms and conditions as the Revolving Credit Commitments. On the Incremental Credit Extension Date for any Revolving Credit Commitment Increase, each Lender or Eligible Assignee participating in such Revolving Credit Commitment Increase shall purchase and assume from each existing Lender having Revolving Loans outstanding on such Incremental Credit Extension Date, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Ratable Portion of the new Revolving Credit Commitments (after giving effect to such Revolving Credit Commitment Increase), in the aggregate outstanding Revolving Loans, so as to ensure that, on the Incremental Credit Extension Date after giving effect to such Revolving Credit Commitment Increase, each Revolving Lender is owed only its Ratable Portion of the Revolving Loans on such Incremental Credit Extension Date.

2.2  Borrowing Procedures.

(a)  Each Borrowing shall be made on notice given by the applicable Borrower to the Administrative Agent not later than 11:00 a.m. (New York time) (i) on the Business Day of the proposed Borrowing, in the case of a Borrowing of Base Rate Loans and (ii) three Business Days prior to the date of the proposed Borrowing, in the case of a Borrowing of Eurodollar Rate Loans. Each such notice shall be in substantially the form of Exhibit A (Form of Notice of Borrowing) (a “Notice of Borrowing”), specifying (A) the date of such proposed Borrowing, (B) the aggregate amount of such proposed Borrowing, (C) whether any portion of the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans and (D) for each Eurodollar Rate Loan, the initial Interest Period or periods thereof. Loans shall be made as Base Rate Loans unless, subject to Section 2.13 (Special Provisions Governing Eurodollar Rate Loans), the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans. Each Borrowing shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

(b)  The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent’s receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to 2.13(a) (Determination of Interest Rate). Each Lender shall, (x) before 2:00 p.m. (New York time) on the date of the proposed Borrowing of Base Rate Loans and (y) before 11:00 a.m. (New York time) on the date of the proposed Borrowing of Eurodollar Rate Loans, make available to the Administrative Agent at its address referred to in Section 10.8 (Notices, Etc.), in immediately available funds, such Lender’s Ratable Portion of such proposed Borrowing. Upon fulfillment (or due waiver in accordance with Section 10.1) (i) on the Effective Date, of the applicable conditions set forth in Section 4.1 (Conditions to Effectiveness) and (ii) at any time (including the Effective Date), of the applicable conditions set forth in Section 4.2 (Conditions Precedent to Each Extension of Credit), and after the Administrative Agent’s receipt of such funds, the Administrative Agent shall make such funds available to the applicable Borrower.

(c)  Unless the Administrative Agent shall have received notice from a Lender prior to the date (in the case of a Eurodollar Rate Loan) or no later than 12:00 p.m. (New York time) on the date (in the case of a Base Rate Loan) of any proposed Borrowing, that such Lender will not make available to the Administrative Agent such Lender’s Ratable Portion of such Borrowing (or any portion thereof), the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Lender and such Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, such corresponding amount so repaid shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement. If such Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrowers.

(d)  The failure of any Lender to make on the date specified any Loan or any payment required by it (such Lender being a “Non-Funding Lender”), including any payment in respect of its participation in Swingline Loans and Letter of Credit Obligations, shall not relieve any other Lender of its obligations to make such Loan or payment on such date but no such other Lender shall be responsible for the failure of any Non-Funding Lender to make a Loan or payment required under this Agreement.

2.3  Letters of Credit.

(a)  On the terms and subject to the conditions contained in this Agreement, each Issuer agrees to Issue at the request of each Borrower and for the account of such Borrower one or more Letters of Credit from time to time on any Business Day during the period commencing on the Effective Date and ending on the earlier of the Revolving Credit Termination Date and 30 days prior to the Scheduled Maturity Date; provided, however, that no Issuer shall be under any obligation to Issue (and, upon the occurrence of any of the events described in clauses (ii), (iii), (iv), (v) and (vi)(A) below, shall not Issue) any Letter of Credit upon the occurrence of any of the following:

(i)  any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from Issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the date of this Agreement or result in any unreimbursed loss, cost or expense that was not applicable, in effect or known to such Issuer as of the date of this Agreement and that such Issuer in good faith deems material to it;

(ii)  such Issuer shall have received any written notice of the type described in clause (d) below;

(iii)  after giving effect to the Issuance of such Letter of Credit, the aggregate Revolving Credit Outstandings would exceed the aggregate Revolving Credit Commitments at such time;

(iv)  after giving effect to the Issuance of such Letter of Credit, the applicable Borrower’s Revolving Credit Outstandings would exceed its Revolving Credit Sublimit;

(v)  such Letter of Credit is requested to be denominated in any currency other than Dollars;

(vi)  (A) any fees due in connection with a requested Issuance have not been paid, (B) such Letter of Credit is requested to be Issued in a form that is not acceptable to such Issuer or (C) the Issuer for such Letter of Credit shall not have received, in form and substance reasonably acceptable to it and, if applicable, duly executed by the applicable Borrower, applications, agreements and other documentation (collectively, a “Letter of Credit Reimbursement Agreement”) such Issuer generally employs in the ordinary course of its business for the Issuance of letters of credit of the type of such Letter of Credit; or

(vii)  such Letter of Credit is not a Standby Letter of Credit.

None of the Lenders (other than the Issuers in their capacity as such) shall have any obligation to Issue any Letter of Credit.

(b)  In no event shall the expiration date of any Letter of Credit (i) be more than one year after the date of issuance thereof or (ii) be less than five days prior to the Scheduled Maturity Date; provided, however, that any Letter of Credit with a term less than or equal to one year may provide for the renewal thereof for additional periods less than or equal to one year, as long as (x) on or before the expiration of each such term and each such period, the applicable Borrower and the Issuer of such Letter or Credit shall have the option to prevent such renewal and (y) neither the Issuer of such Letter of Credit nor the applicable Borrower shall permit any such renewal to extend the expiration date of any Letter of Credit beyond the date set forth in clause (ii) above.

(c)  In connection with the Issuance of each Letter of Credit, the applicable Borrower shall give the relevant Issuer and the Administrative Agent at least two Business Days’ prior written notice, in substantially the form of Exhibit H (Form of Letter of Credit Request) (or in such other written or electronic form as is acceptable to the Issuer), of the requested Issuance of such Letter of Credit (a “Letter of Credit Request”). Such notice shall be irrevocable and shall specify (i) the Issuer of such Letter of Credit, (ii) the face amount of the Letter of Credit requested (which shall not be less than $1,000,000), (iii) the date of Issuance of such requested Letter of Credit (which date shall be a Business Day), (iv) the date on which such Letter of Credit is to expire (which date shall be a Business Day), and (v) in the case of an issuance, the Person for whose benefit the requested Letter of Credit is to be issued. Such notice, to be effective, must be received by the relevant Issuer and the Administrative Agent not later than 11:00 a.m. (New York time) on the second Business Day prior to the requested Issuance of such Letter of Credit.

(d)  Subject to the satisfaction of the conditions set forth in this Section 2.3, the relevant Issuer shall, on the requested date, Issue a Letter of Credit on behalf of the applicable Borrower in accordance with such Issuer’s usual and customary business practices. No Issuer shall Issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from any Lender that one or more of the conditions precedent contained in Section 4.2 (Conditions Precedent to Each Extension of Credit) or clause (a) above (other than those conditions set forth in clauses (a)(i), (a)(vi)(B) and (C) above and, to the extent such clause relates to fees owing to the Issuer of such Letter of Credit and its Affiliates, clause (a)(vi)(A) above) are not on such date satisfied or duly waived and ending when such conditions are satisfied or duly waived. No Issuer shall otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 4.2 (Conditions Precedent to Each Extension of Credit) have been satisfied in connection with the Issuance of any Letter of Credit.

(e)  Each Borrower agrees that, if requested by the Issuer of any Letter of Credit, it shall execute a Letter of Credit Reimbursement Agreement in respect to any Letter of Credit Issued hereunder. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement or to the extent any Letter of Credit Reimbursement Agreement purports to add defaults or events of default or provide for the grant of security not contemplated by this Agreement, the terms of this Agreement shall govern.

(f)  Each Issuer shall comply with the following:

(i)  give the Administrative Agent written notice (or telephonic notice confirmed promptly thereafter in writing), which writing may be a telecopy, of the Issuance of any Letter of Credit Issued by it, of all drawings under any Letter of Credit Issued by it and of the payment (or the failure to pay when due) by the applicable Borrower of any Reimbursement Obligation when due (which notice the Administrative Agent shall promptly transmit to each Lender);

(ii)  upon the request of any Lender, furnish to such Lender copies of any Letter of Credit Reimbursement Agreement to which such Issuer is a party and such other documentation as may reasonably be requested by such Lender; and

(iii)  no later than 10 Business Days following the last day of each calendar month, provide to the Administrative Agent (and the Administrative Agent shall provide a copy to each Lender requesting the same) and the Parent Borrower a schedule of Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations, in each case outstanding at the end of each month, and any information requested by the Parent Borrower or the Administrative Agent relating thereto.

(g)  Immediately upon the issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Ratable Portion, in such Letter of Credit and the obligations of the applicable Borrower with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

(h)  Each Borrower agrees to pay to the Issuer of any Letter of Credit the amount of all Reimbursement Obligations owing to such Issuer under any Letter of Credit issued for its account no later than the date that is the next succeeding Business Day after such Borrower receives written notice from such Issuer that payment has been made under such Letter of Credit (the “Reimbursement Date”), irrespective of any claim, set-off, defense or other right that such Borrower may have at any time against such Issuer or any other Person. In the event that any Issuer makes any payment under any Letter of Credit and the applicable Borrower shall not have repaid such amount to such Issuer pursuant to this clause (h) or any such payment by such Borrower is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable on demand with interest thereon computed (i) from the date on which such Reimbursement Obligation arose to the Reimbursement Date, at the rate of interest applicable during such period to Revolving Loans that are Base Rate Loans and (ii) from the Reimbursement Date until the date of repayment in full, at the rate of interest applicable during such period to past due Revolving Loans that are Base Rate Loans, and such Issuer shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such Lender’s Ratable Portion of such payment in immediately available Dollars. If the Administrative Agent so notifies such Lender prior to 11:00 a.m. (New York time) on any Business Day, such Lender shall make available to the Administrative Agent for the account of such Issuer its Ratable Portion of the amount of such payment on such Business Day in immediately available funds. Upon such payment by a Lender, such Lender shall, except during the continuance of a Default or Event of Default under Section 8.1(f) (Events of Default) and notwithstanding whether or not the conditions precedent set forth in Section 4.2 (Conditions Precedent to Each Extension of Credit) shall have been satisfied (which conditions precedent the Lenders hereby irrevocably waive), be deemed to have made a Revolving Loan to the applicable Borrower in the principal amount of such payment. Whenever any Issuer receives from the applicable Borrower a payment of a Reimbursement Obligation as to which the Administrative Agent has received for the account of such Issuer any payment from a Lender pursuant to this clause (h), such Issuer shall pay over to the Administrative Agent any amount received in respect of such Reimbursement Obligation and, upon receipt of such amount, the Administrative Agent shall promptly pay over to each Lender, in immediately available funds, an amount equal to such Revolving Credit Lender’s Ratable Portion of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Revolving Credit Lenders have paid in respect of such Reimbursement Obligation.

(i)  If and to the extent such Lender shall not have so made its Ratable Portion of the amount of the payment required by clause (h) above available to the Administrative Agent for the account of such Issuer, such Lender agrees to pay to the Administrative Agent for the account of such Issuer forthwith on demand any such unpaid amount together with interest thereon, for the first Business Day after payment was first due at the Federal Funds Rate and, thereafter, until such amount is repaid to the Administrative Agent for the account of such Issuer, at a rate per annum equal to the rate applicable to Base Rate Loans under the Facility.

(j)  Each Borrower’s obligation to pay each Reimbursement Obligation and the obligations of the Lenders to make payments to the Administrative Agent for the account of the Issuers with respect to Letters of Credit shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of any of the following:

(i)  any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

(ii)  any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

(iii)  the existence of any claim, set off, defense or other right that such Borrower, any other Loan Party, any other party guaranteeing, or otherwise obligated with, such Borrower, any Subsidiary of a Loan Party or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuer, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

(iv)  any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v)  payment by the Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

(vi)  any other act or omission to act or delay of any kind of the Issuer, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.3, constitute a legal or equitable discharge of such Borrower’s obligations hereunder.

Any action taken or omitted to be taken by the relevant Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not result in any liability of such Issuer to any Borrower or any Lender. In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuer.

2.4  Swingline Loans.

(a)  On the terms and subject to the conditions contained in this Agreement, the Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time on any Business Day during the period from the Effective Date until the Revolving Credit Termination Date, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans for all Borrowers exceeding the Swingline Loan Sublimit, (ii) any Borrower’s Revolving Credit Outstandings exceeding its Revolving Credit Sublimit and (iii) the aggregate Revolving Credit Outstandings exceeding the then effective Revolving Credit Commitments; provided, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

(b)  To request a Swingline Loan, the applicable Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be substantially the form of Exhibit I (Form of Swingline Loan Request) (a “Swingline Loan Request”), be irrevocable and shall specify (i) the requested date (which shall be a Business Day) of the Swingline Loan, (ii) the amount of the requested Swingline Loan and (iii) whether such Swingline Loan is to be a Base Rate Loan or a LMIR Loan. If no election as to the Type of Swingline Loan is specified, then the requested Swingline Loan shall be a Base Rate Loan. Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $100,000. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from such Borrower. The Swingline Lender shall make each Swingline Loan available to the applicable Borrower by means of a credit or wire transfer of funds, as applicable, to an account of such Borrower designated by such Borrower in writing to the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of a Reimbursement Obligation to the extent permitted by Section 2.12(h), by remittance to the applicable Issuer) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c)  The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Ratable Portion of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Ratable Portion of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or any reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds to the Administrative Agent, and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Parent Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from any Borrower (or other party on behalf of any Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent, and any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided, that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to any Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve any Borrower of any default in the payment thereof.

2.5  Reduction and Termination of the Revolving Credit Commitments; Repayment of Loans.

(a)  The Parent Borrower may, upon at least three Business Days’ prior notice to the Administrative Agent, terminate in whole or reduce in part ratably the unused portions of the respective Revolving Credit Commitments of the Lenders; provided, however, that each partial reduction shall be (i) in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) permanent and irrevocable. Each partial reduction shall reduce the Revolving Credit Sublimit of each Borrower ratably. In addition, all outstanding Revolving Credit Commitments shall terminate on the Revolving Credit Termination Date.

(b)  Each Borrower promises to repay (i) to the Administrative Agent for the account of each Lender the entire unpaid principal amount of the Revolving Loans made to such Borrower on the Scheduled Maturity Date, or earlier if otherwise required by the terms hereof (unless the Revolving Loans are converted to Term Loans pursuant to Section 2.18, in which event subclause (iii) of this Section 2.5(b) shall apply), (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan made to such Borrower on the earlier of (A) the Scheduled Maturity Date and (B) 14 days following the date such Swingline Loan is made, or earlier if otherwise required by the terms hereof and (iii) to the Administrative Agent for the account of each Lender the entire unpaid principal amount of the Term Loans made to or converted by such Borrower on the Final Maturity Date.

2.6  Evidence of Debt.

(a)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(b)  (i)The Administrative Agent, acting as agent of the Borrowers solely for this purpose and for tax purposes, shall establish and maintain at its address referred to in Section 10.8 (Notices, Etc.) a record of ownership (the “Register”) in which the Administrative Agent agrees to register by book entry the Administrative Agent’s, each Lender’s and each Issuer’s interest in each Loan, each Letter of Credit and each Reimbursement Obligation and in the right to receive any payments hereunder and any assignment of any such interest or rights. In addition, the Administrative Agent, acting as agent of the Borrowers solely for this purpose and for tax purposes, shall establish and maintain accounts in the Register in accordance with its usual practice in which it shall record (A) the names and addresses of the Lenders, (B) the Revolving Credit Commitments of each Lender from time to time, (C) the amount of each Loan made and, if a Eurodollar Rate Loan, the Interest Period applicable thereto, (D) the amount of any drawn Letters of Credit, (E) the amount of any principal or interest due and payable, and paid, by the Borrowers to, or for the account of, each Lender hereunder, (F) the amount that is due and payable, and paid, by the Borrowers to, or for the account of, each Issuer, including the amount of Letter Credit Obligations (specifying the amount of any Reimbursement Obligations) due and payable to an Issuer, and (G) the amount of any sum received by the Administrative Agent hereunder from the Borrowers, whether such sum constitutes principal or interest (and the type of Loan to which it applies), fees, expenses or other amounts due under the Loan Documents and each Lender’s and Issuer’s, as the case may be, share thereof, if applicable.

(ii)  Notwithstanding anything to the contrary contained in this Agreement, the Loans (including the Revolving Credit Notes evidencing such Loans) and the drawn Letters of Credit are registered obligations and the right, title, and interest of the Lenders and the Issuers and their assignees in and to such Loans or drawn Letters of Credit, as the case may be, shall be transferable only upon notation of such transfer in the Register. A Revolving Credit Note shall only evidence the Lender’s or a registered assignee’s right, title and interest in and to the related Loan, and in no event is any such Revolving Credit Note to be considered a bearer instrument or obligation. This Section 2.6(b) and Section 10.2 (Assignments and Participations) shall be construed so that the Loans and drawn Letters of Credit are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations).

(c)  The entries made in the Register and in the accounts therein maintained pursuant to clauses (a) and (b) above shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms. In addition, the Loan Parties, the Administrative Agent, the Lenders and the Issuers shall treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. Information contained in the Register with respect to any Lender or Issuer shall be available for inspection by the Borrowers, the Administrative Agent, such Lender or such Issuer at any reasonable time and from time to time upon reasonable prior notice.

(d)  Notwithstanding any other provision of the Agreement, in the event that any Lender requests that the Borrowers execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrowers hereunder, the Borrowers shall promptly execute and deliver a Revolving Credit Note or Revolving Credit Notes to such Lender evidencing any Revolving Loans of such Lender, substantially in the form of Exhibit E (Form of Revolving Credit Note).

2.7  Optional Prepayments. Each Borrower may prepay the outstanding principal amount of the Loans made to such Borrower in whole or in part at any time; provided, however, that if any prepayment of any Eurodollar Rate Loan is made by such Borrower other than on the last day of an Interest Period for such Loan, such Borrower shall also pay any amount owing pursuant to Section 2.13(e) (Breakage Costs). Partial prepayments of Loans (other than Swingline Loans) shall be in an aggregate principal amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

2.8  Mandatory Prepayments.

(a)  If at any time, the aggregate principal amount of any Borrower’s Revolving Credit Outstandings exceeds such Borrower’s Revolving Credit Sublimit at such time, such Borrower shall forthwith prepay first, the Swingline Loans and then the Revolving Loans made to such Borrower then outstanding in an aggregate amount equal to such excess. If any such excess remains after repayment in full of the aggregate outstanding Swingline Loans and Revolving Loans made to such Borrower, such Borrower shall provide cash collateral for its then outstanding Letter of Credit Obligations in the manner set forth in Section 8.2 (Actions in Respect of Letters of Credit) in an amount equal to 105% of such excess.

(b)  If at any time, the aggregate principal amount of Revolving Credit Outstandings exceeds the aggregate Revolving Credit Commitments at such time, each Borrower shall forthwith prepay first, the Swingline Loans and then the Revolving Loans made to such Borrower then outstanding in an aggregate amount equal to (i) the percentage obtained by dividing the aggregate outstanding principal balance of the Revolving Credit Outstandings owing by such Borrower by the aggregate outstanding principal balance of the Revolving Credit Outstandings owing by all Borrowers multiplied by (ii) the aggregate amount of such excess. If any such excess remains after repayment in full of the aggregate outstanding Swingline Loans and Revolving Loans, each Borrower shall provide cash collateral for its then outstanding Letter of Credit Obligations in the manner set forth in Section 8.2 (Actions in Respect of Letters of Credit) in an amount equal to 105% of (A) the percentage obtained by dividing the aggregate outstanding amount of the Letter of Credit Obligations owing by such Borrower by the aggregate outstanding amount of the Letter of Credit Obligations owing by all Borrowers multiplied by (B) the aggregate amount of such excess.

2.9  Interest.

(a)  Rate of Interest. All Loans and the outstanding amount of all other Obligations shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows:

(i)  if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time and (B) the Applicable Margin for Loans that are Base Rate Loans;

(ii)  if a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Interest Period and (B) the Applicable Margin in effect from time to time during such Eurodollar Interest Period; and

(iii)  if a LMIR Loan, at a rate per annum equal to the sum of (A) the LIBOR Market Index Rate as in effect from time to time and (B) the Applicable Margin for Loans that are LMIR Loans.

(b)  Interest Payments. (i) Interest accrued on each Base Rate Loan (other than Swingline Loans) shall be payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such day following the making of such Base Rate Loan, and (B) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan, (ii) interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan (and, if such Interest Period has a duration of more than three months, on each date during such Interest Period occurring every three months from the first day of such Interest Period), (B) upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan, (iii) interest accrued on each Swingline Loan shall be payable in arrears on the first Business Day of the immediately succeeding calendar quarter and (iv) interest accrued on the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

(c)  Default Interest. Notwithstanding the rates of interest specified in clause (a) above or elsewhere herein, effective immediately upon the occurrence of an Event of Default specified in Section 8.1(a) and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and the amount of all other Obligations then due and payable shall bear interest at a rate that is 2% per annum in excess of the rate of interest applicable to such Loans or other Obligations from time to time. Such interest shall be payable on the date that would otherwise be applicable to such interest pursuant to clause (b) above or otherwise on demand.

2.10  Conversion/Continuation Option.

(a)  Each Borrower may elect (i) (A) at any time on any Business Day to convert Base Rate Loans (other than Swingline Loans) or any portion thereof to Eurodollar Rate Loans and (B) at the end of any applicable Interest Period, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate amount of the Eurodollar Loans for each Interest Period must be in the amount of at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and (ii) (A) at any time on any Business Day to convert Swingline Loans that are Base Rate Loans or any portion thereof to LMIR Loans and (B) to convert LMIR Rate Loans or any portion thereof into Base Rate Loans; provided, however, that the aggregate amount of the LMIR Loans must be in the amount of at least $100,000 or an integral multiple of $100,000 in excess thereof. Each conversion or continuation shall be allocated among the Loans of each Lender in accordance with such Lender’s Ratable Portion. Each such election shall be in substantially the form of Exhibit F (a “Notice of Conversion or Continuation”) and shall be made by the Parent Borrower giving the Administrative Agent at least three Business Days’ prior written notice specifying (w) whether the Parent Borrower is requesting such conversion or continuation on behalf of itself or for another Borrower (and if on behalf of another Borrower, the identity of such Borrower), (x) the amount and type of Loan being converted or continued, (y) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the applicable Interest Period and (z) in the case of a conversion, the date of such conversion.

(b)  The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any applicable Interest Period shall be permitted at any time at which (A) a Default or an Event of Default shall have occurred and be continuing or (B) the continuation of, or conversion into, a Eurodollar Rate Loan would violate any provision of 2.13 (Special Provisions Governing Eurodollar Rate Loans). If, within the time period required under the terms of this Section 2.10, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Parent Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans shall be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

2.11  Fees.

(a)  Facility Fee. Each Borrower agrees to pay in immediately available Dollars to the Administrative Agent for the account of each Lender a fee (the “Facility Fee”) on such Borrower’s Applicable Percentage of the daily amount of such Lender’s Revolving Credit Commitment, whether used or unused, and when the Revolving Credit Commitment has been terminated, on the Revolving Credit Outstandings of such Lender, at the Applicable Facility Fee Rate from the date hereof through the later of (i) the Revolving Credit Termination Date and (ii) the date on which all outstanding Loans are paid in full and all Letter of Credit Obligations have been cash collateralized in an amount equal to 105% of such Letter of Credit Obligations in the manner set forth in Section 8.2 (Actions in Respect of Letters of Credit). In addition, each Borrower agrees to pay in immediately available Dollars to the Administrative Agent for the account of each Lender the Facility Fee on such Lender’s Ratable Portion of such Borrower’s outstanding Term Loans at the Applicable Facility Fee Rate for each day during the Term Out Period. All Facility Fees shall be payable in arrears (w) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the Effective Date, (x) on the Revolving Credit Termination Date, (y) on the date on which all outstanding Loans are paid in full and all Letter of Credit Obligations have been cash collateralized in an amount equal to 105% of such Letter of Credit Obligations in the manner set forth in Section 8.2 (Actions in Respect of Letters of Credit) and (z) on the Final Maturity Date.

(b)  Utilization Fee. Each Borrower agrees to pay in immediately available Dollars to the Administrative Agent for the account of each Lender a fee (the “Utilization Fee”) on such Lender’s Ratable Portion of such Borrower’s Revolving Credit Outstandings at the Utilization Fee Rate for each day on which the aggregate Revolving Credit Outstandings exceeds 50% of the aggregate Revolving Credit Commitments, during the period from the date hereof through the later of (i) the Revolving Credit Termination Date and (ii) the date on which all outstanding Loans are paid in full and all Letter of Credit Obligations have been cash collateralized in an amount equal to 105% of such Letter of Credit Obligations in the manner set forth in Section 8.2 (Actions in Respect of Letters of Credit). In addition, each Borrower agrees to pay in immediately available Dollars to the Administrative Agent for the account of each Lender the Utilization Fee on such Lender’s Ratable Portion of such Borrower’s outstanding Term Loans at the Utilization Fee Rate for each day during the Term Out Period. All Utilization Fees shall be payable in arrears (w) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the Effective Date, (x) on the Revolving Credit Termination Date, (y) on the date on which all outstanding Loans are paid in full and all Letter of Credit Obligations have been cash collateralized in an amount equal to 105% of such Letter of Credit Obligations in the manner set forth in Section 8.2 (Actions in Respect of Letters of Credit) and (z) on the Final Maturity Date.

(c)  Letter of Credit Fees. Each Borrower agrees to pay the following amounts with respect to Letters of Credit issued by any Issuer for the account of such Borrower:

(i)  to the Administrative Agent for the account of each Issuer of a Letter of Credit, with respect to each Letter of Credit issued by such Issuer, an issuance fee equal to 0.10% per annum of the maximum undrawn face amount of such Letter of Credit, payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date;

(ii)  to the Administrative Agent for the ratable benefit of the Lenders, with respect to each Letter of Credit, a fee accruing in Dollars at a rate per annum equal to the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans on the maximum undrawn face amount of such Letter of Credit, payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date; provided, however, that during the continuance of an Event of Default, such fee shall be increased by two percent per annum (instead of, and not in addition to, any increase pursuant to Section 2.9(c) (Default Interest)) and shall be payable on demand; and

(iii)  to the Issuer of any Letter of Credit, with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuer’s standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

(d)  Additional Fees. The Parent Borrower has agreed to pay to the Administrative Agent and the Arrangers additional fees, the amount and dates of payment of which are embodied in the Fee Letters.

2.12  Payments and Computations.

(a)  Each Borrower shall make each payment hereunder (including fees and expenses) not later than 11:00 a.m. (New York time) on the day when due, in Dollars, to the Administrative Agent at its address referred to in Section 10.8 (Notices, Etc.) in immediately available funds without set-off or counterclaim. The Administrative Agent shall promptly thereafter cause to be distributed in immediately available funds relating to the payment of principal, interest or fees to the Lenders, in accordance with the application of payments set forth in clause (f) for the account of their respective Applicable Lending Offices; provided, however, that amounts payable pursuant to Sections 2.14 (Capital Adequacy), 2.15 (Taxes) or 2.13(c) or (d) (Special Provisions Governing Eurodollar Rate Loans) shall be paid only to the affected Lender or Lenders and amounts payable with respect to Swingline Loans shall be paid only to the Swingline Lender. Payments received by the Administrative Agent after 11:00 a.m. (New York time) shall be deemed to be received on the next Business Day.

(b)  All computations of interest in respect of interest at the Base Rate shall be made by the Administrative Agent on the basis of a 365/366-day year and actual days elapsed; all other computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of a rate of interest hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c)  Each payment by the Borrowers of any Loan, Reimbursement Obligation (including interest or fees in respect thereof) and each reimbursement of various costs, expenses or other Obligation shall be made in Dollars.

(d)  Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments of any Loans shall be applied as follows: first, to repay such Loans outstanding as Base Rate Loans and then, to repay such Loans outstanding as Eurodollar Rate Loans, with those Eurodollar Rate Loans having earlier expiring Eurodollar Interest Periods being repaid prior to those having later expiring Eurodollar Interest Periods.

(e)  Unless the Administrative Agent shall have received notice from the applicable Borrower to the Lenders prior to the date on which any payment is due hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that such Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon (at the Federal Funds Rate for the first Business Day and thereafter, at the rate applicable to Base Rate Loans) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

(f)  Except for payments and other amounts received by the Administrative Agent and applied in accordance with the provisions of clause (g) below, all payments and any other amounts received by the Administrative Agent from or for the benefit of each Borrower shall be applied as follows: first, to pay principal of, and interest on, any portion of the Loans the Administrative Agent may have advanced to such Borrower pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or such Borrower, second, to pay all other Obligations of such Borrower then due and payable and third, as such Borrower so designates. Payments in respect of Swingline Loans received by the Administrative Agent shall be distributed to the Swingline Lender, payments in respect of Revolving Loans received by the Administrative Agent shall be distributed to each Lender in accordance with such Lender’s Ratable Portion of the Revolving Credit Commitments and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders as are entitled thereto and, for such payments allocated to the Lenders, in proportion to their respective Ratable Portions.

(g)  Each Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations after the occurrence and during the continuance of an Event of Default and agrees that, notwithstanding the provisions of clause (f) above, the Administrative Agent may, and, upon either (A) the written direction of the Required Lenders or (B) the acceleration of the Obligations pursuant to Section 8.1, shall, apply all payments in respect of any Obligations of such Borrower in the following order:

(i)  first, to pay interest on and then principal of any portion of the Loans that the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or such Borrower;

(ii)  second, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Administrative Agent;

(iii)  third, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Lenders and the Issuers;

(iv)  fourth, to pay Obligations in respect of any fees then due to the Administrative Agent, the Lenders and the Issuers;

(v)  fifth, to pay interest then due and payable in respect of the Loans and Reimbursement Obligations;

(vi)  sixth, to pay or prepay principal amounts on the Swingline Loans;

(vii)  seventh, to pay or prepay principal amounts on all other Loans and Reimbursement Obligations and to provide cash collateral for outstanding Letter of Credit Undrawn Amounts in the manner described in Section 8.2 (Actions in Respect of Letters of Credit), ratably to the aggregate principal amount of such Loans, Reimbursement Obligations and Letter of Credit Undrawn Amounts; and

(viii)  eighth, to the ratable payment of all other Obligations;

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any Obligation described in any of clauses (i) through (viii) above, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligation ratably, based on the proportion of the Administrative Agent’s and each Lender’s or Issuer’s interest in the aggregate outstanding Obligations described in such clauses. The order of priority set forth in clauses (i) through (viii) above may at any time and from time to time be changed by the agreement of the Required Lenders without necessity of notice to or consent of or approval by the Borrowers or by any other Person that is not a Lender or Issuer. The order of priority set forth in clauses (i) through (iv) above may be changed only with the prior written consent of the Administrative Agent in addition to that of the Required Lenders. The order of priority set forth in clauses (i) through (vi) above may be changed only with the prior written consent of the Swingline Lender in addition to that of the Required Lenders.

(h)  At the option of the Administrative Agent, Reimbursement Obligations, interest, fees, expenses and other sums due and payable in respect of the Revolving Loans may be paid from the proceeds of Swingline Loans or Revolving Loans. Each Borrower hereby authorizes the Swingline Lender to make such Swingline Loans pursuant to Section 2.4 (Swingline Loans) and the Lenders to make such Revolving Loans pursuant to Section 2.2(a) (Borrowing Procedures) from time to time in the amounts of any and all Reimbursement Obligations, interest, fees, expenses and other sums payable by it in respect of the Revolving Loans, and further authorizes the Administrative Agent to give the Lenders notice of any Borrowing with respect to such Swing Loans and Revolving Loans and to distribute the proceeds of such Swing Loans and Revolving Loans to pay such amounts. Each Borrower agrees that all such Swing Loans and Revolving Loans so made shall be deemed to have been requested by it (irrespective of the satisfaction of the conditions in Section 4.2 (Conditions Precedent to Each Extension of Credit), which conditions the Lenders irrevocably waive) and directs that all proceeds thereof shall be used to pay such amounts.

2.13  Special Provisions Governing Eurodollar Rate Loans.

(a)  Determination of Interest Rate. The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of “Eurodollar Rate.” The Administrative Agent’s determination shall be presumed to be correct absent manifest error and shall be binding on the Borrowers.

(b)  Interest Rate Unascertainable, Inadequate or Unfair. In the event that (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed or (ii) the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrowers and the Lenders, whereupon each Eurodollar Loan shall automatically, on the last day of the current Interest Period for such Loan, convert into a Base Rate Loan and the obligations of the Lenders to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrowers that the Required Lenders have determined that the circumstances causing such suspension no longer exist.

(c)  Increased Costs. If at any time any Lender determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order occurring after the date hereof (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate) or the compliance by such Lender with any guideline, request or directive from any central bank or other Governmental Authority issued after the date hereof (whether or not having the force of law), shall have the effect of increasing the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Parent Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. The Borrowers shall not be required to compensate a Lender pursuant to this Section 2.13(c) for any increased costs incurred more than 90 days prior to the date that such Lender notifies the Parent Borrower of the change in law giving rise to such increased costs and of such Lender’s intention to claim compensation therefor; provided, however, that if the change in law giving rise to such increased costs is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof (to the extent that such period of retroactive effect is not already included in such 90-day period).

(d)  Illegality. Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Parent Borrower through the Administrative Agent, (i) the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, and each such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (ii) if the affected Eurodollar Rate Loans are then outstanding, each Borrower shall immediately convert each such Loan into a Base Rate Loan. If, at any time after a Lender gives notice under this clause (d), such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination to the Parent Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrowers’ right to request, and such Lender’s obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

(e)  Breakage Costs. In addition to all amounts required to be paid by the Borrowers pursuant to Section 2.9 (Interest), each Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender’s Eurodollar Rate Loans to such Borrower but excluding any loss of the Applicable Margin on the relevant Loans) that such Lender may sustain (i) if for any reason (other than solely by reason of such Lender being a Non-Funding Lender) a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by or on behalf of such Borrower or in a telephonic request by or on behalf of it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.10 (Conversion/Continuation Option), (ii) if for any reason any Eurodollar Rate Loan is prepaid (including mandatorily pursuant to Section 2.8) on a date that is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in clause (d) above or (iv) as a consequence of any failure by such Borrower to repay Eurodollar Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Parent Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be prima facie evidence as to the amount of compensation due to such Lender, absent manifest error.

2.14  Capital Adequacy. If at any time any Lender determines that (a) the adoption of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy, (b) compliance with any such law, treaty, rule, regulation or order or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority issued after the date hereof (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender’s (or any corporation controlling such Lender’s) capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to such amounts submitted to the Parent Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error. The Borrowers shall not be required to compensate a Lender pursuant to this Section 2.14 for any reduced rate of return incurred more than 90 days prior to the date that such Lender notifies the Parent Borrower of the change in law giving rise to such reduced rate of return and of such Lender’s intention to claim compensation therefor; provided, however, that if the change in law giving rise to such reduction is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof (to the extent that such period of retroactive effect is not already included in such 90-day period).

2.15  Taxes.

(a)  Except as otherwise provided in this Section 2.15, any and all payments by any Loan Party under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender, each Issuer and the Administrative Agent (A) taxes measured by its net income, and franchise taxes imposed on it, and similar taxes imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender, such Issuer or the Administrative Agent (as the case may be) is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located and (B) any U.S. withholding taxes payable with respect to payments under the Loan Documents under laws (including any statute, treaty or regulation) in effect on the Effective Date (or, in the case of (x) an Eligible Assignee, the date of the Assignment and Acceptance, (y) a successor Administrative Agent, the date of the appointment of such Administrative Agent, and (z) a successor Issuer, the date such Issuer becomes an Issuer) applicable to such Lender, such Issuer or the Administrative Agent, as the case may be, or is attributable to such Non-U.S. Lender’s failure to comply with Section 2.15(f), but not excluding any U.S. withholding taxes payable as a result of any change in such laws occurring after the Effective Date (or the date of such Assignment and Acceptance or the date of such appointment of such Administrative Agent or the date such Issuer becomes an Issuer) and (ii) in the case of each Lender or each Issuer, taxes measured by its net income, and franchise taxes imposed on it as a result of a present or former connection between such Lender or such Issuer (as the case may be) and the jurisdiction of the Governmental Authority imposing such tax or any taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If any Taxes shall be required by law to be deducted from or in respect of any sum payable under any Loan Document to any Lender, any Issuer or the Administrative Agent (w) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15, such Lender, such Issuer or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (x) the relevant Loan Party shall make such deductions, (y) the relevant Loan Party shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law and (z) the relevant Loan Party shall deliver to the Administrative Agent evidence of such payment.

(b)  In addition, each Loan Party agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, in each case arising from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, “Other Taxes”).

(c)  Each Loan Party shall, jointly and severally, indemnify each Lender, each Issuer and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by such Lender, such Issuer or the Administrative Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender, such Issuer or the Administrative Agent (as the case may be) makes written demand therefor.

(d)  Within 30 days after the date of any payment of Taxes or Other Taxes by any Loan Party, the Parent Borrower shall furnish to the Administrative Agent, at its address referred to in Section 10.8 (Notices, Etc.), the original or a certified copy of a receipt evidencing payment thereof.

(e)  Without prejudice to the survival of any other agreement of any Loan Party hereunder or under the Guaranty, the agreements and obligations of such Loan Party contained in this Section 2.15 shall survive the payment in full of the Obligations.

(f)  Each Non-U.S. Lender that is entitled to an exemption from U.S. withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall (v) on or prior to the Effective Date in the case of each Non-U.S. Lender that is a signatory hereto, (w) on or prior to the date of the Assignment and Acceptance pursuant to which such Non-U.S. Lender becomes a Lender, on or prior to the date a successor Issuer becomes an Issuer or the date a successor Administrative Agent becomes the Administrative Agent hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to the Parent Borrower and the Administrative Agent, and (z) from time to time thereafter if requested by the Parent Borrower or the Administrative Agent, provide the Administrative Agent and the Parent Borrower with two completed originals of each of the following, as applicable:

(i)  (A) Form W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business) or any successor form, (B) Form W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) or any successor form, (C) in the case of a Non-U.S. Lender claiming exemption under Sections 871(h) or 881(c) of the Code, a Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form or (D) any other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Lender’s entitlement to such exemption from U.S. withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender under the Loan Documents. Unless the Parent Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender are not subject to U.S. withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Loan Parties and the Administrative Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

(ii)  Each U.S. Lender shall (v) on or prior to the Effective Date in the case of each U.S. Lender that is a signatory hereto, (w) on or prior to the date of the Assignment and Acceptance pursuant to which such U.S. Lender becomes a Lender or an Issuer or on or prior to the date a successor Administrative Agent becomes the Administrative Agent hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to the Parent Borrower and the Administrative Agent, and (z) from time to time if requested by the Parent Borrower or the Administrative Agent, provide the Administrative Agent and the Parent Borrower with two completed originals of Form W-9 (certifying that such U.S. Lender is entitled to an exemption from U.S. backup withholding tax) or any successor form. Solely for purposes of this Section 2.15(f), a U.S. Lender shall not include a Lender, an Issuer or an Administrative Agent that may be treated as an exempt recipient based on the indicators described in Treasury Regulation section 1.6049-4(c)(1)(ii).

(g)  Any Lender claiming any additional amounts payable pursuant to this Section 2.15 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

(h)  If any Lender, Issuer or the Administrative Agent, as determined in its reasonable discretion, ever receives any refund of or credit with respect to any Taxes or Other Taxes as to which it has been indemnified by any Loan Party, or with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.15, it shall pay over to such Loan Party an amount equal to such refund or credit (but only to the extent of indemnity payments made, or additional amounts paid, by any Loan Party under this Section 2.15 with respect to the Taxes or Other Taxes giving rise to such refund or credit), net of all out-of-pocket expenses of such Lender, Issuer or the Administrative Agent and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit); provided that such Loan Party, upon the request of such Lender, Issuer or the Administrative Agent, agrees to repay the amount paid over to the Loan Party, to such Lender, Issuer or the Administrative Agent in the event the Lender, Issuer or the Administrative Agent is required to repay such refund or credit to such Governmental Authority. This paragraph shall not be construed to require the Lender, Issuer or the Administrative Agent to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Loan Party or any other Person.

2.16  Substitution of Lenders.

(a)  In the event that (i)(A) any Lender makes a claim under Sections 2.13(c) (Increased Costs) or 2.14 (Capital Adequacy), (B) it becomes illegal for any Lender to continue to fund or make any Eurodollar Rate Loan and such Lender notifies the Parent Borrower pursuant to Section 2.13(d) (Illegality), (C) any Loan Party is required to make any payment pursuant to Section 2.15 (Taxes) that is attributable to a particular Lender or (D) any Lender becomes a Non-Funding Lender, (ii) in the case of clause (i)(A) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender under this Agreement with respect to its Loans materially exceeds the effective average annual rate of interest payable to the Required Lenders under this Agreement and (iii) in the case of clause (i)(A),(B) and (C) above, Lenders holding at least 75% of the Commitments are not subject to such increased costs or illegality, payment or proceedings (any such Lender, an “Affected Lender”), the Parent Borrower may substitute any Lender and, if reasonably acceptable to the Administrative Agent, any other Eligible Assignee (a “Substitute Institution”) for such Affected Lender hereunder, after delivery of a written notice (a “Substitution Notice”) by the Parent Borrower to the Administrative Agent and the Affected Lender within a reasonable time (in any case not to exceed 90 days) following the occurrence of any of the events described in clause (i) above that the Parent Borrower intends to make such substitution; provided, however, that, if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Parent Borrower within 30 days of each other, then the Parent Borrower may substitute all, but not (except to the extent the Parent Borrower has already substituted one of such Affected Lenders before the Parent Borrower’s receipt of the other Affected Lenders’ claim) less than all, Lenders making such claims.

(b)  If the Substitution Notice was properly issued under this Section 2.16, the Affected Lender shall sell, and the Substitute Institution shall purchase, all rights and claims of such Affected Lender under the Loan Documents and the Substitute Institution shall assume, and the Affected Lender shall be relieved of, the Affected Lender’s Revolving Credit Commitments and all other prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (which pursuant to Section 10.5 (Limitation of Liability), do not include exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Such purchase and sale (and the corresponding assignment of all rights and claims hereunder) shall be recorded in the Register maintained by the Administrative Agent and shall be effective on (and not earlier than) the later of (i) the receipt by the Affected Lender of its Ratable Portion of the Revolving Credit Outstandings, together with any other Obligations owing to it, (ii) the receipt by the Administrative Agent of an agreement in form and substance satisfactory to it and the Parent Borrower whereby the Substitute Institution shall agree to be bound by the terms hereof and (iii) the payment in full to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date. Upon the effectiveness of such sale, purchase and assumption, the Substitute Institution shall become a “Lender” hereunder for all purposes of this Agreement having a Revolving Credit Commitment in the amount of such Affected Lender’s Revolving Credit Commitment assumed by it and such Revolving Credit Commitment of the Affected Lender shall be terminated; provided, however, that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.

(c)  Each Lender agrees that, if it becomes an Affected Lender and its rights and claims are assigned hereunder to a Substitute Institution pursuant to this Section 2.16, it shall execute and deliver to the Administrative Agent an Assignment and Acceptance to evidence such assignment, together with any Revolving Credit Note (if such Loans are evidenced by a Revolving Credit Note) evidencing the Loans subject to such Assignment and Acceptance; provided, however, that the failure of any Affected Lender to execute an Assignment and Acceptance shall not render such assignment invalid.

2.17  Extensions of Scheduled Maturity Date; Removal of Lenders.

(a)  Subject to the terms and provisions of this Section 2.17, the Parent Borrower shall have two successive options to extend the Scheduled Maturity Date for a period of one year each (the first of which extension options shall be referred to herein as the “First Extension Option” and the second of which extension options shall be referred to herein as the “Second Extension Option”); provided, that in no event shall the Parent Borrower have such option(s) to extend the Scheduled Maturity Date during the Term Out Period and any unexercised options to extend the Scheduled Maturity Date as of the commencement of the Term Out Period shall be deemed waived. In connection with the First Extension Option, the Parent Borrower may, by written notice to the Administrative Agent (a “Notice of Extension”) given not earlier than 60 days prior to the first anniversary of the Effective Date nor later than 45 days prior to the then effective Scheduled Maturity Date, advise the Lenders that it requests an extension of the then effective Scheduled Maturity Date (such then effective Scheduled Maturity Date being the “Existing Maturity Date”) by one year, effective on the Existing Maturity Date. In the event the First Extension Option is exercised and the Existing Maturity Date is extended pursuant to the terms of this Section 2.17, the Parent Borrower may, by Notice of Extension given not earlier than 364 days following the date of delivery of the Notice of Extension provided in connection with the First Extension Option nor later than 45 days prior to the Existing Maturity Date, advise the Lenders that it has elected to exercise the Second Extension Option and request to extend the Existing Maturity Date by one year, effective on said Existing Maturity Date. The Administrative Agent will promptly, and in any event within five Business Days of the receipt of any such Notice of Extension, notify the Lenders of the contents of each such Notice of Extension.

(b)  Each Notice of Extension shall (i) be irrevocable, (ii) constitute a representation by the Parent Borrower that (A) no Event of Default or Default has occurred and is continuing on and as of the date the Parent Borrower provides such Notice of Extension, and (B) the representations and warranties contained in Section 3 are true and correct in all material respects on and as of the date the Parent Borrower provides such Notice of Extension, as though made on and as of such date (unless any representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date) and (iii) be subject to the satisfaction of the conditions precedent set forth in this Section 2.17.

(c)  In the event a Notice of Extension is given to the Administrative Agent as provided in Section 2.17(a) and the Administrative Agent notifies a Lender of the contents thereof, such Lender shall, on or before the day that is 20 days following the date of Administrative Agent’s receipt of such Notice of Extension, advise the Administrative Agent in writing whether or not such Lender consents to the extension requested thereby, and if any Lender fails so to advise the Administrative Agent, such Lender shall be deemed to have not consented to such extension. If the Required Lenders so consent (the “Consenting Lenders”) to such extension, which consent may be withheld in their sole and absolute discretion, and any and all Lenders who have not consented (the “Non-Consenting Lenders”) are replaced pursuant to paragraph (d) or (e) of this Section 2.17 or repaid pursuant to paragraph (f) of this Section 2.17, the Scheduled Maturity Date, and the Revolving Credit Commitments of the Consenting Lenders and the Nominees (as defined below) shall be automatically extended one year from the Existing Maturity Date, effective on the Existing Maturity Date.

(d)  In the event the Consenting Lenders hold less than 100% of the sum of the aggregate Revolving Credit Outstandings and unused Revolving Credit Commitments, the Consenting Lenders, or any of them, shall have the right (but not the obligation) to assume all or any portion of the Non-Consenting Lenders’ Revolving Credit Commitments by giving written notice to the Parent Borrower and the Administrative Agent of their election to do so on or before the day that is 25 days following the date of Administrative Agent’s receipt of the Notice of Extension, which notice shall be irrevocable and shall constitute an undertaking to (i) assume, as of 5:00 p.m., New York City time, on the Existing Maturity Date, all or such portion of the Revolving Credit Commitments of the Non-Consenting Lenders, as the case may be, as may be specified in such written notice, and (ii) purchase (without recourse) from the Non-Consenting Lenders, at 5:00 p.m., New York City time, on the Existing Maturity Date, the Revolving Credit Outstandings outstanding on the Existing Maturity Date that correspond to the portion of the Revolving Credit Commitments to be so assumed at a price equal to the sum of (A) the unpaid principal amount of all Loans so purchased, plus (B) the aggregate amount, if any, previously funded by the transferor of any participations so purchased, plus (C) all accrued and unpaid interest and fees thereon. Such Revolving Credit Commitments and Revolving Credit Outstandings, or portion thereof, to be assumed and purchased by Consenting Lenders shall be allocated by the Administrative Agent among those Consenting Lenders who have so elected to assume the same, such allocation to be on a pro rata basis in accordance with the respective Revolving Credit Commitments of such Consenting Lenders as of the Existing Maturity Date or on such other basis as such Consenting Lenders shall agree; provided, however, in no event shall a Consenting Lender be required to assume and purchase an amount or portion of the Revolving Credit Commitments and Revolving Credit Outstandings of the Non-Consenting Lenders in excess of the amount which such Consenting Lender agreed to assume and purchase pursuant to the immediately preceding sentence.

(e)  In the event that the Consenting Lenders shall not elect as provided in Section 2.17(d) to assume and purchase all of the Non-Consenting Lenders’ Revolving Credit Commitments and Revolving Credit Outstandings, the Parent Borrower may designate, by written notice to the Administrative Agent and the Consenting Lenders given on or before the day that is 30 days following the date of Administrative Agent’s receipt of the Notice of Extension, one or more Eligible Assignees not a party to this Agreement and reasonably acceptable to the Administrative Agent (individually, a “Nominee” and collectively, the “Nominees”) to assume all or any portion of the Non-Consenting Lenders’ Revolving Credit Commitments not to be assumed by the Consenting Lenders and to purchase (without recourse) from the Non-Consenting Lenders all Revolving Credit Outstandings outstanding at 5:00 p.m., New York City time, on the Existing Maturity Date that corresponds to the portion of the Revolving Credit Commitments so to be assumed at the price specified in Section 2.17(d). Each assumption and purchase under this Section 2.17(e) shall be effective as of 5:00 p.m., New York City time, on the Existing Maturity Date when each of the following conditions has been satisfied in a manner satisfactory to the Administrative Agent:

(i)  each Nominee and Non-Consenting Lender has executed an Assignment and Acceptance pursuant to which such Nominee shall (A) assume in writing its share of the obligations of the Non-Consenting Lenders hereunder, including its share of the Revolving Credit Commitments of the Non-Consenting Lenders and (B) agree to be bound as a Lender by the terms of this Agreement; and

(ii)  the assignment shall otherwise comply with Section 10.2.

(f)  If all of the Revolving Credit Commitments of the Non-Consenting Lenders are not replaced on or before the Existing Maturity Date, then, at the Parent Borrower’s option, either (i) all Revolving Credit Commitments shall terminate on the Existing Maturity Date or (ii) the Parent Borrower shall give prompt notice of termination on the Existing Maturity Date of the Revolving Credit Commitments of each Non-Consenting Lender not so replaced to the Administrative Agent, and shall fully repay on the Existing Maturity Date the Loans (and all accrued and unpaid interest and fees thereon), if any, of such Non-Consenting Lenders, which shall reduce the aggregate Revolving Credit Commitments accordingly (to the extent not assumed), and the Existing Maturity Date shall be extended in accordance with this Section 2.17 for the remaining Revolving Credit Commitments of the Consenting Lenders; provided, however, that the Required Lenders have consented to such extension pursuant to Section 2.17(c). Following the Existing Maturity Date, the Non-Consenting Lenders shall have no further obligations under this Agreement.

2.18  Conversion to Term Loans.

(a)  At the option of the Parent Borrower and subject to the terms and provisions of this Section 2.18, upon written notice delivered to the Administrative Agent no earlier than 60 days and no later than 30 days prior to the Scheduled Maturity Date, the aggregate principal amount of all, but not less than all, of the Revolving Loans remaining outstanding at 5:00 p.m., New York City time, on the Scheduled Maturity Date shall automatically convert to Term Loans with a maturity of one year from the Scheduled Maturity Date (the “Term Out Period”) and shall be considered a “Borrowing” for all purposes under this Agreement. Any portion of each Lender’s Revolving Credit Commitment not utilized on or before the Scheduled Maturity Date shall be permanently cancelled. Any Term Loans that are prepaid may not be reborrowed, and each Borrower shall pay all unpaid principal and all accrued and unpaid interest on such Borrower’s Term Loans on or prior to the Final Maturity Date. The Term Loans shall be Base Rate Loans or Eurodollar Rate Loans, at each Borrower’s election, and each Borrower shall have the right to continue or convert the Type of Term Loan Borrowing and, as applicable, elect different Interest Periods applicable thereto in the same manner as the Revolving Loan Borrowings.

(b)  The Parent Borrower’s notice to the Administrative Agent to convert the outstanding Revolving Loans to Term Loans pursuant to this Section 2.18 shall (i) be irrevocable, (ii) constitute a representation by the Parent Borrower that (A) no Event of Default or Default has occurred and is continuing on and as of the date the Parent Borrower provides such notice and on the Scheduled Maturity Date, and (B) the representations and warranties contained in Section 3 are true and correct in all material respects on and as of the date the Parent Borrower provides such notice and on the Scheduled Maturity Date (unless any representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (iii) be subject to the satisfaction of the conditions precedent set forth in this Section 2.18 and (iv) be subject to the Borrowers entering into such amendments to this Agreement as the Administrative Agent shall reasonably request to implement the terms and conditions of such conversion.

2.19  The Administrative Borrower. Each Subsidiary Borrower hereby appoints the Parent Borrower as the administrative Borrower hereunder, and the Parent Borrower shall act under this Agreement as the agent, attorney-in-fact and legal representative of such Subsidiary Borrower for all purposes, including receiving account statements and other notices and communications to such Subsidiary Borrower from the Administrative Agent or any Lender. The Administrative Agent and the Lenders may rely, and shall be fully protected in relying, on any certificate, report, information or any notice or communication made or given by the Parent Borrower, whether in its own name or on behalf of a Subsidiary Borrower, and neither the Administrative Agent nor any Lender shall have any obligation to make any inquiry or request any confirmation from or on behalf of any Subsidiary Borrower as to the binding effect on it of any such notice or request.

SECTION 3.   REPRESENTATIONS AND WARRANTIES

To induce the Agents, the Lenders and the Issuers to enter into this Agreement and to make the Loans and Issue or participate in the Letters of Credit, the MLP and each Borrower hereby represent and warrant to each Agent, each Lender and each Issuer that:

3.1  Financial Condition. The audited consolidated balance sheets of (a) the Parent Borrower and its Subsidiaries, (b) Texas Gas and (c) Gulf South, each as at December 31, 2005, and the related audited consolidated statements of income and of cash flows for the period ended on such date, reported on by and accompanied by an unqualified report from Deloitte & Touche LLP, present fairly the consolidated financial condition of the Parent Borrower, Texas Gas and Gulf South, respectively, as at such date, and the consolidated results of its operations and its consolidated cash flows for the period then ended. The unaudited consolidated balance sheets of (x) the Parent Borrower and its Subsidiaries, (y) Texas Gas and (z) Gulf South, each as at March 31, 2006, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly the consolidated financial condition of the Parent Borrower, Texas Gas and Gulf South, respectively, as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments and the absence of notes). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).

3.2  No Change. Since December 31, 2005 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

3.3  Corporate Existence; Compliance with Law. Each of the MLP, the Borrowers and their respective Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the limited partnership, limited liability company, corporate or other power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign limited partnership, limited liability company, corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except, in the case of clauses (c) and (d), to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.4  Limited Partnership Power; Authorization; Enforceable Obligations. Each of the Loan Parties has the limited partnership (or equivalent) power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, with respect to the Borrowers, to borrow hereunder. Each of the Loan Parties has taken all necessary limited partnership (or equivalent) or other necessary action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, with respect to the Borrowers, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery, validity or enforceability of this Agreement or any of the other Loan Documents, except consents, authorizations, filings and notices described in Schedule 3.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the performance of this Agreement or any of the other Loan Documents, except routine consents, authorizations, filings and notices required to be made in the ordinary course of business. This Agreement has been, and, upon execution, each Loan Document shall have been, duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document that is an agreement or instrument upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.5  No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any material Contractual Obligation of the MLP, the Borrowers or their respective Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation.

3.6  No Material Litigation. Except as set forth on Schedule 3.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Borrower, threatened by or against any Borrower or any Borrower Affiliate, or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

3.7  No Default. No Default or Event of Default has occurred and is continuing.

3.8  Ownership of Property; Liens. Each of the MLP, the Borrowers and each of their respective Subsidiaries has title in fee simple to, or a valid leasehold interest in, or a right of way or easement in all real property used or necessary for, and material to, the conduct of its business, and good title to, or a valid leasehold interest in, all its other Property used or necessary for, and material to, the conduct of its business, and none of such Property is subject to any Lien except as permitted by Section 7.2.

3.9  Taxes. Each of the MLP, the Borrowers and each of their respective Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the MLP, the Borrowers and their respective Subsidiaries or any amount the failure to pay could not reasonably be expected to have a Material Adverse Effect); and no tax Lien has been filed, and, to the knowledge of any Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

3.10  ERISA. Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all respects with the applicable provisions of ERISA and the Code, except any such failures to comply that could not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred under Section 4041(c) or Section 4042 of ERISA, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount that could reasonably be expected to have a Material Adverse Effect. Neither the Parent Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Parent Borrower nor any Commonly Controlled Entity would become subject to any liability that could reasonably be expected to have a Material Adverse Effect if the Parent Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

3.11  Use of Proceeds. The proceeds of the Loans shall be used solely (a) to refinance all Indebtedness and other obligations (if any) outstanding under the Existing Credit Agreement, (b) for the payment of transaction costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby and (c) for general partnership (or equivalent) purposes. The proceeds of the Letters of Credit shall be used solely for general partnership (or equivalent) purposes.

3.12  Environmental Matters. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a)  Each of the MLP, the Borrowers and each of their respective Subsidiaries: (i) is, and within the period of all applicable statutes of limitation has been, in compliance with all applicable Environmental Laws; (ii) holds all Environmental Permits (each of which is in full force and effect) required for any of its current or intended operations or for any property owned, leased, or otherwise operated by it; and (iii) is, and within the period of all applicable statutes of limitation has been, in compliance with all of its Environmental Permits.

(b)  There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the MLP, the Borrowers or any of their respective Subsidiaries is, or to the knowledge of any Borrower will be, named as a party that is pending or, to the knowledge of any Borrower, threatened.

3.13  Accuracy of Information, etc. No statement or information (other than the projections and pro forma financial information referred to in the following sentence) contained in this Agreement, any other Loan Document or any other material document or certificate furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of the MLP, any Borrower or any of their respective Subsidiaries for use in connection with the transactions contemplated by this Agreement or the other Loan Documents (as modified or supplemented by other information so furnished on or before the time this representation is made or deemed made with respect thereto), contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Parent Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

3.14  Solvency. Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or extended on the Effective Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the applicable Borrower, and (c) the payment and accrual of all transaction costs in connection with the foregoing, each Loan Party is Solvent.

3.15  Subsidiaries; Borrower Information. (a) Set forth on Schedule 3.15(a) is a complete and accurate list showing, as of the Effective Date, all Subsidiaries of the MLP and the Parent Borrower. Schedule 3.15(a) sets forth as of the Effective Date the name and jurisdiction of organization of each such Subsidiary, and as to each such Subsidiary, the percentage of each class of Capital Stock owned by each Loan Party. As of the Effective Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the MLP, the Borrowers or any of their respective Subsidiaries, except as disclosed on Schedule 3.15(a).

(b)  Schedule 3.15(b) sets forth as of the Effective Date the name, address of principal place of business and tax identification number of each Borrower.

3.16  Margin Regulations. The Borrowers are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no proceeds of any Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock in contravention of Regulation T, U or X of the Federal Reserve Board.

3.17  Investment Company Act. None of the MLP, any Borrower or any of their respective Subsidiaries is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

3.18  Insurance. All policies of insurance of any kind or nature of the Parent Borrower or any of its Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers’ compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is customarily carried by businesses of the size and character of such Person.

3.19  Foreign Assets Control Regulations, Etc.

(a)  No proceeds of the Loans will be used, directly or indirectly, in violation of the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b)  None of the MLP, any Borrower or any of their respective Subsidiaries (i) is, or will become, a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Executive Order No. 13224 on Terrorist Financing, effective September 23, 2001, or (ii) engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any such Person. The MLP, the Borrowers and their respective Subsidiaries are in compliance, in all material respects, with the Patriot Act and, to the extent requested by any Lender, have provided such information to the Lenders as required by Section 10.19 (Patriot Act Notice).

(c)  No proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the MLP, the Borrowers and their respective Subsidiaries.

SECTION 4.   CONDITIONS PRECEDENT

4.1  Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction (or due waiver in accordance with Section 10.1 (Amendments, Waivers, Etc.)), prior to or concurrently with the Effective Date, of the following conditions precedent:

(a)  Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the MLP, the Borrowers and the Lenders, (ii) for the account of each Lender requesting the same, a Revolving Credit Note of the Borrowers conforming to the requirements set forth herein and (iii) the Guaranty, executed and delivered by a duly authorized officer of the MLP.

(b)  Fees. The Lenders, the Administrative Agent and the Arrangers shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Administrative Agent), on or before the Effective Date.

(c)  Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party dated the Effective Date, substantially in the form of Exhibit B (Form of Closing Certificate), with (i) a copy of the certificate of limited partnership (or equivalent) of such Loan Party, certified as of a recent date by the Secretary of State of the State of Delaware, together with a certificate of such official attesting to the good standing of such Loan Party, (ii) a certification by the Secretary or Assistant Secretary of such Loan Party (or general partner thereof) of the names and true signatures of each officer of such Loan Party (or general partner thereof) that has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (iii) the limited partnership agreement (or equivalent) of such Loan Party as in effect on the date of such certification, (iv) the resolutions and consent of such Loan Party’s (or general partner thereof’s) Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is respectively a party and (v) a certification that there has been no change to the certificate of limited partnership (or equivalent) of such Loan Party delivered pursuant to clause (i) above.

(d)  Secretary’s Certificate. The Administrative Agent shall have received a secretary’s certificate of each of the BGL and the General Partner dated the Effective Date, with certified copies of (i) the certificate of formation or certificate of limited partnership (or equivalent) of such Person, certified as of a recent date by the Secretary of State of the state of organization of such Person, and (ii) the limited liability company agreement or limited partnership agreement (or equivalent) of such Person as in effect on the date of such certification.

(e)  Solvency Certificate. The Administrative Agent and the Lenders shall have received a certification given by the chief financial officer of each Borrower in his capacity as such (and not in his individual capacity), dated the Effective Date, in form and substance satisfactory to the Administrative Agent, attesting to the solvency of the Borrowers and the MLP after giving effect to the transactions contemplated hereby.

(f)  Legal Opinions. The Administrative Agent shall have received the legal opinions of (i) Vinson & Elkins LLP, counsel to the Loan Parties, substantially in the form of Exhibit C-1 (Form of Legal Opinion of Vinson & Elkins LLP) and (ii) Michael McMahon, Esq., General Counsel of the BGL and GS Pipeline Company, LLC, substantially in the form of Exhibit C-2 (Form of Legal Opinion of General Counsel).

(g)  Financial Statements. The Administrative Agent shall have received copies of (i) the audited consolidated balance sheets of (A) the Parent Borrower and its Subsidiaries, (B) Texas Gas and (C) Gulf South, each as at the end of the year ended December 31, 2005 and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing, and (ii) the unaudited consolidated balance sheets of each of (A) the Parent Borrower and its Subsidiaries, (B) Texas Gas and (C) Gulf South, each as at March 31, 2006, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing (all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein)).

(h)  Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Parent Borrower to the effect that the condition set forth in Section 4.2(b) (Conditions Precedent to Each Extension of Credit) has been satisfied.

(i)  Approvals. All governmental and third party approvals necessary in connection with this Agreement and the transactions contemplated hereby shall have been obtained and be in full force and effect.

(j)  Refinancing of Existing Credit Agreement. All Existing Revolving Loans and all accrued and unpaid interest, fees, expenses and other obligations under the Existing Credit Agreement shall have been paid in full.

4.2  Conditions Precedent to Each Extension of Credit. The obligation of each Lender on any date (including the Effective Date) to make any Loan and of each Issuer on any date (including the Effective Date) to Issue any Letter of Credit is subject to the satisfaction (or due waiver in accordance with Section 10.1 (Amendments, Waivers, Etc.)) of each of the following conditions precedent:

(a)  Request for Borrowing or Issuance of Letter of Credit. With respect to any Revolving Loan, the Administrative Agent shall have received a duly executed Notice of Borrowing, with respect to any Swingline Loan, the Administrative Agent shall have received a duly executed Swingline Loan Request, and, with respect to any Letter of Credit, the Administrative Agent and the Issuer shall have received a duly executed Letter of Credit Request.

(b)  Representations and Warranties; No Defaults. The following statements shall be true on the date of such Loan or Issuance, both before and after giving effect thereto and, in the case of any Loan, to the application of the proceeds thereof:

(i)  the representations and warranties set forth in Section 3 (Representations and Warranties) and in the other Loan Documents shall be true and correct in all material respects on and as of any such date with the same effect as though made on and as of such date, except (A) to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date and (B) the representations and warranties set forth in Sections 3.2 and 3.6 shall be made on and as of the Effective Date only;

(ii)  no Default or Event of Default shall have occurred and be continuing; and

(iii)  each Borrower’s Revolving Credit Outstandings shall not exceed such Borrower’s Revolving Credit Sublimit and the aggregate Revolving Credit Outstandings shall not exceed the then effective Revolving Credit Commitments.

(c)  No Legal Impediments. The making of the Loans or the Issuance of such Letter of Credit on such date does not violate any Requirement of Law on the date of or immediately following such Loan or Issuance of such Letter of Credit and is not enjoined, temporarily, preliminarily or permanently.

Each submission by the applicable Borrower to the Administrative Agent of a Notice of Borrowing or a Swingline Loan Request and the acceptance by such Borrower of the proceeds of each Loan requested therein, and each submission by the applicable Borrower to an Issuer of a Letter of Credit Request, and the Issuance of each Letter of Credit requested therein, shall be deemed to constitute a representation and warranty by such Borrower as to the matters specified in clause (b) above on the date of the making of such Loan or the Issuance of such Letter of Credit.

4.3  Determinations of Initial Borrowing Conditions.

For purposes of determining compliance with the conditions specified in Section 4.1 (Conditions to Effectiveness), each Lender shall be deemed to have consented to, approved, accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s Ratable Portion of such Borrowing.

4.4  Conditions Precedent to Each Incremental Credit Extension Date.

Each Revolving Credit Commitment Increase shall not become effective until the satisfaction of all of the following conditions precedent:

(a)  The Administrative Agent shall have received on or prior to the Incremental Credit Extension Date each of the following, each dated as of such Incremental Credit Extension Date unless otherwise indicated or agreed to by the Administrative Agent and each in form and substance satisfactory to the Administrative Agent:

(i)  written commitments duly executed by existing Lenders (or their Affiliates or Approved Funds) or Eligible Assignees in an aggregate amount equal to the amount of the proposed Revolving Credit Commitment Increase (as agreed between the Parent Borrower and the Administrative Agent but in any case not to exceed, in the aggregate, the maximum amount set forth in Section 2.1(b)) and, in the case of each such Eligible Assignee that is not an existing Lender, an assumption agreement in form and substance satisfactory to the Administrative Agent and duly executed by the Parent Borrower, the Administrative Agent and such Eligible Assignee;

(ii)  an amendment to this Agreement (including to Schedule I), effective as of such Incremental Credit Extension Date and executed by the Borrowers and the Administrative Agent, to the extent necessary to implement the terms and conditions of such Revolving Credit Commitment Increase as agreed by the Parent Borrower and the Administrative Agent;

(iii)  certified copies of resolutions of the Board of Directors of each Loan Party approving the consummation of such Revolving Credit Commitment Increase and the execution, delivery and performance of the corresponding amendments to this Agreement and the other documents to be executed in connection therewith;

(iv)  a favorable opinion of counsel for each Loan Party, addressed to the Administrative Agent and the Lenders and in form and substance and from counsel reasonably satisfactory to the Administrative Agent; and

(v)  such other documents as any Lender participating in such Revolving Credit Commitment Increase may require as a condition to its commitment therein.

(b)  There shall have been paid to the Administrative Agent, for the account of itself and the Lenders, as applicable, all fees and expenses (including reasonable fees and expenses of counsel) due and payable on or before such Incremental Credit Extension Date.

(c)  The conditions precedent set forth in Section 4.2(b) shall have been satisfied both before and after giving effect to such Revolving Credit Commitment Increase.

(d)  Such Revolving Credit Commitment Increase shall have been made on the terms and conditions set forth in Section 2.1(b).

SECTION 5.   FINANCIAL COVENANT

Each of the MLP and the Borrowers hereby agrees that so long as the Revolving Credit Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender, any Issuer or the Administrative Agent hereunder, each of the MLP and the Borrowers shall respectively maintain on the last day of each Fiscal Quarter a Consolidated Leverage Ratio of not more than 5.00 to 1.00; provided, however, that each of the MLP and the Borrowers shall be permitted to respectively maintain a Consolidated Leverage Ratio of not more than 5.50 to 1.00 for a period of three consecutive Fiscal Quarters immediately following the consummation of a Qualified Acquisition by it or its Subsidiaries.

SECTION 6.   AFFIRMATIVE COVENANTS

Each of the MLP and the Borrowers hereby agrees that so long as the Revolving Credit Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender, any Issuer or the Administrative Agent hereunder, the MLP and the Borrowers shall and shall cause each of their respective Subsidiaries to:

6.1  Financial Statements. Furnish to the Administrative Agent and each Lender:

(a)  as soon as available, but in any event within 90 days after the end of each Fiscal Year of each of the MLP and the Borrowers, a copy of the audited consolidated balance sheet of (i) the MLP and its consolidated Subsidiaries and (ii) each Borrower and its consolidated Subsidiaries, each as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing; and

(b)  as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each Fiscal Year of each of the MLP and the Borrowers, the unaudited consolidated balance sheet of (i) the MLP and its consolidated Subsidiaries and (ii) each Borrower and its consolidated Subsidiaries, each as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the Fiscal Year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer of the MLP and the Borrowers, as applicable, as being fairly stated in all material respects (subject to normal year end audit adjustments and the absence of footnotes);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

6.2  Certificates; Other Information. Furnish to the Administrative Agent and each Lender, or, in the case of clause (f) below, to the relevant Lender:

(a)  concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);

(b)  concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer of the Parent Borrower stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) a compliance certificate of a Responsible Officer of the Parent Borrower containing all information and calculations necessary for determining compliance by the MLP and each Borrower with Section 5 of this Agreement as of the last day of the Fiscal Quarter or Fiscal Year of the MLP or such Borrower, as the case may be;

(c)  within five days after the same are sent, copies of all financial statements and reports that the MLP, any Borrower or any of their respective Subsidiaries sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the MLP, any Borrower or any of their respective Subsidiaries may make to, or file with, the SEC;

(d)  as soon as possible and in any event within ten days of obtaining knowledge thereof, notice of any development, event, or condition that, individually or in the aggregate with other developments, events or conditions, could reasonably be expected to result in a Material Adverse Effect; and

(e)  promptly, such additional financial and other information as any Lender may from time to time reasonably request.

6.3  Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Parent Borrower or its Subsidiaries, as the case may be, or the failure to pay, discharge or otherwise satisfy could not reasonably be expected to have a Material Adverse Effect.

6.4  Conduct of Business and Maintenance of Existence, etc. (a)  (i) Preserve, renew and keep in full force and effect its corporate or other existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.5 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.5  Maintenance of Property; Insurance. (a)  Keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts (subject to customary deductibles) and against at least such risks (but including in any event public liability and business interruption) as are usually insured against in the same general area by companies of similar size engaged in the same or a similar business.

6.6  Inspection of Property; Books and Records; Discussions. (a)  Keep proper books of records and account in which full, true and correct entries in conformity in all material respects with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) upon reasonable prior notice, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records, at the Borrowers’ expense and at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the MLP, the Borrowers and their respective Subsidiaries with officers and employees of the MLP, the Borrowers and their respective Subsidiaries and with their independent certified public accountants.

6.7  Notices. Promptly give notice to the Administrative Agent and each Lender of:

(a)  the occurrence of any Default or Event of Default, as soon as possible and in any event, within 5 Business Days after any Borrower knows or has reason to know thereof;

(b)  any (i) default or event of default under any Contractual Obligation of the MLP, any Borrower or any of their respective Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the MLP, any Borrower or any of their respective Subsidiaries and any Governmental Authority, that, in either case, if not cured, could reasonably be expected to have a Material Adverse Effect; and

(c)  the following events, as soon as possible and in any event within 30 days after any Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Parent Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Parent Borrower setting forth details of the occurrence referred to therein and stating what action the MLP, the relevant Borrower or the relevant Subsidiary proposes to take with respect thereto.

6.8  Environmental Laws. Comply with all applicable Environmental Laws, and obtain and comply with any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except where the failure to so comply could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.9  Payment of Taxes, Etc. Pay and discharge before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies, except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of the Parent Borrower or the appropriate Subsidiary in conformity with GAAP or where the failure to pay could not reasonably be expected to have a Material Adverse Effect.

6.10  Use of Proceeds. Use the entire amount of the proceeds of the Loans and Letters of Credit as provided in Section 3.11 (Use of Proceeds).

SECTION 7.   NEGATIVE COVENANTS

Each of the MLP and the Borrowers hereby agrees that, so long as the Revolving Credit Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or any other amount is owing to any Lender, any Issuer or the Administrative Agent hereunder, the MLP and the Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly:

7.1  Limitations on Indebtedness

. Permit the Parent Borrower or any of the Parent Borrower’s Subsidiaries to create, incur, assume or suffer to exist any Indebtedness, except for the following:

(a)  Indebtedness of the Parent Borrower and the Parent Borrower’s Subsidiaries outstanding on the date hereof and listed on Schedule 7.1;

(b)  Indebtedness arising from intercompany loans among the Parent Borrower and its Subsidiaries; provided, however, that, in the case of intercompany loans to Subsidiaries, the Investment in such intercompany loan to such Subsidiary is permitted under Section 7.3 (Limitation on Investments); and

(c)  additional Indebtedness of any Borrower if, at the time of incurring such Indebtedness and after giving effect thereto, (i) such Borrower shall be in pro forma compliance with the financial covenant in Section 5, in each case determined as of the last day of the most recently ended Fiscal Quarter of such Borrower for which financial statements have been delivered to the Administrative Agent pursuant to Sections 6.1(a) or (b), as applicable, and (ii) no Default or Event of Default shall have occurred and be continuing.

7.2  Limitations upon Liens. Create, incur, assume or suffer to exist any Lien upon any its Property, whether now owned or hereafter acquired, except for the following:

(a)  Liens with respect to the payment of taxes, assessments or governmental charges in each case that are not yet due or that are being contested in good faith by appropriate proceedings and, if being contested, with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

(b)  Liens of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens, in each case (i) imposed by law or arising in the ordinary course of business, (ii) for amounts not yet due or that are being contested in good faith by appropriate proceedings and (iii) if being contested, with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

(c)  deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, appeal, customs or performance bonds;

(d)  encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way (including for pipeline purposes), utility easements, building restrictions and other similar encumbrances on the use of real property not materially detracting from the value of such real property or not materially interfering with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

(e)  encumbrances arising under leases or subleases of real property that do not, in the aggregate, materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

(f)  financing statements with respect to a lessor’s rights in and to personal property leased to such Person in the ordinary course of such Person’s business other than through a Capital Lease;

(g)  Liens arising out of judgments and decrees not resulting in an Event of Default under Section 8.1(h); and

(h)  any other Lien if, at the time of, and after giving effect to, the creation or assumption of such Lien, the aggregate amount of all Indebtedness of the MLP, the Parent Borrower and their respective Subsidiaries secured by all such Liens do not exceed 10% of the Consolidated Net Tangible Assets of the Parent Borrower and its Subsidiaries.

7.3  Limitation on Investments. Make or maintain, directly or indirectly, any Investment in any Subsidiary that is not a Wholly Owned Subsidiary or any Joint Venture if any such Subsidiary or Joint Venture is subject to any Contractual Obligation restricting or limiting (other than any such restriction or limitation contained in the Constituent Documents of any such Person that subjects the payment of dividends or the making of other distributions to the discretion of the Board of Directors of such Person or permits dividends or distributions only to the extent of available cash (as defined in such Constituent Document)) the payment of dividends or the making of other distributions to the Parent Borrower, except (a) Investments in any such Subsidiary or Joint Venture in an aggregate amount not to exceed $100,000,000 and (b) Investments in any Joint Venture with a credit rating for such Joint Venture’s long-term senior unsecured non-credit enhanced debt of at least BBB- by S&P or Baa3 by Moody’s or an equivalent rating from Fitch Ratings Ltd.

7.4  Limitation on Sale and Lease-Back Transactions. Enter into any arrangement with any Person providing for the leasing by the Parent Borrower or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Parent Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Parent Borrower or such Subsidiary (each a “Sale and Lease-Back Transactions”), except the Parent Borrower and its Subsidiaries may enter into, create, assume and suffer to exist Sale and Lease-Back Transactions if at the time of, and after giving effect to, such Sale and Lease-Back Transaction, the aggregate fair market value of all properties covered by Sale and Lease-Back Transactions does not exceed $100,000,000.

7.5  Fundamental Changes. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Person may merge into the Parent Borrower or a Wholly Owned Subsidiary of the Parent Borrower in a transaction in which the Parent Borrower or such Wholly Owned Subsidiary, as applicable, is the surviving entity, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary; provided, however, that if such merger involves a Subsidiary Borrower, such Subsidiary Borrower shall be the surviving entity, (iii) any Subsidiary (other than a Subsidiary Borrower) may sell, transfer, lease or otherwise dispose of its assets to the Parent Borrower or to another Subsidiary and (iv) any Subsidiary (other than a Subsidiary Borrower) may liquidate or dissolve if the Parent Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Parent Borrower and is not materially disadvantageous to the Lenders.

7.6  Restricted Payments. Declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except for the following:

(a)  with respect to any Fiscal Quarter of the Parent Borrower, the Parent Borrower may declare and pay dividends to the MLP within 60 days following the end of such Fiscal Quarter in an amount not to exceed the Available Cash for such Fiscal Quarter;

(b)  the Parent Borrower may declare and pay dividends with respect to its equity interests payable solely in additional shares of its Capital Stock (other than any Capital Stock with preferential rights or a stated liquidation or similar amount);

(c)  the Parent Borrower may repurchase Capital Stock issued after the Effective Date funded with proceeds from the issuance of additional Capital Stock or the incurrence of Indebtedness permitted hereunder;

(d)  the Parent Borrower’s Subsidiaries may make Restricted Payments to the Parent Borrower and to Wholly Owned Subsidiaries of the Parent Borrower; and

(e)  the Parent Borrower may make other Restricted Payments not to exceed $100,000,000 in the aggregate;

provided, however, that the Restricted Payments described in clauses (a), (b), (c) or (e) above shall not be permitted if either (i) an Event of Default or Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom or (ii) such Restricted Payment is prohibited under the terms of any Indebtedness (other than the Obligations) of, or Requirement of Law applicable to, the Parent Borrower or any of its Subsidiaries.

7.7  Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Parent Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Parent Borrower or any other Subsidiary of the Parent Borrower, (b) make Investments in the Parent Borrower or any other Subsidiary of the Parent Borrower or (c) transfer any of its assets to the Parent Borrower or any other Subsidiary, except for (i) such encumbrances or restrictions existing under or by reason of any restrictions existing under the Loan Documents and (ii) encumbrances or restrictions contained in, or existing by reasons of, any agreement or instrument (A) relating to property existing at the time of the acquisition thereof, so long as the encumbrance or restriction relates only to the property so acquired, (B) relating to any Indebtedness of any Subsidiary at the time such Subsidiary was merged or consolidated with or into, or acquired by, the Parent Borrower or a Subsidiary or became a Subsidiary, which encumbrance or restriction is not applicable to any Person, or any properties or assets of any Person, other than such Subsidiary or the properties or assets of such Subsidiary and is not created in contemplation thereof, (C) effecting a renewal, extension, or refinancing (or successive extensions, renewals or refinancings) of Indebtedness issued under an agreement referred to in clauses (A) or (B) above, so long as the encumbrances or restrictions contained in any such renewal, extension, or refinancing agreement are not materially more restrictive than the encumbrances or restrictions contained in the original agreement, (D) constituting restrictions on the sale or other disposition of any property as a result of a Lien on such property permitted hereunder, (E) with respect to clause (c) above only, constituting provisions contained in agreements or instruments relating to Indebtedness permitted hereunder that prohibit the transfer of all or substantially all of the assets of the obligor under that agreement or instrument unless the transferee assumes the obligations of the obligor under such agreement or instrument or such assets may be transferred subject to such prohibition, (F) constituting any encumbrance or restriction with respect to property under an agreement that has been entered into for the disposition of such property, provided that such disposition is otherwise permitted hereunder and (G) constituting any encumbrance or restriction contained in the Constituent Documents of any Subsidiary that subjects the payment of dividends or the making of other distributions to the discretion of the Board of Directors of such Subsidiary or permits dividends or distributions only to the extent of available cash (as defined in such Constituent Document).

7.8  Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Parent Borrower or a Wholly Owned Subsidiary of the Parent Borrower), except for the following:

(a)  any transaction that is (i) otherwise permitted under this Agreement, (ii) in the ordinary course of business of the Parent Borrower or such Subsidiary, and (iii) upon fair and reasonable terms no less favorable to the Parent Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate;

(b)  Restricted Payments permitted by Section 7.6;

(c)  the payment of dividends and distributions by the MLP to the General Partner pursuant to the MLP Partnership Agreement as in effect on the date hereof;

(d)  payments or reimbursements to the General Partner made pursuant to Section 7.4(b) of the MLP Partnership Agreement as in effect on the date hereof;

(e)  indemnification payments to the General Partner made pursuant to Section 7.7 of the MLP Partnership Agreement as in effect on the date hereof;

(f)  the payment of dividends and distributions by the MLP to any Affiliate of the MLP that holds limited partnership interests in the MLP; and

(g)  the transactions set forth on Schedule 7.8.

7.9  Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary of the Parent Borrower, except for those businesses in which the Parent Borrower and its Subsidiaries are engaged on the Effective Date and reasonable extensions thereof.

7.10  Accounting Changes; Fiscal Year. Change its (a) accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or any Requirement of Law and disclosed to the Lenders and the Administrative Agent or (b) Fiscal Year or Fiscal Quarters, except with the consent of the Administrative Agent; provided, however, that the Borrowers shall enter into such amendments to this Agreement as the Administrative Agent shall request to reflect such change in its Fiscal Year or Fiscal Quarters, as applicable, such that the applicable provisions of this Agreement affected by such change shall have the same effect (or, in any case, be substantively no less favorable to the Lenders, in the determination of the Administrative Agent) after giving effect thereto as if such change were not made.

7.11  Limitation on Modification of Constituent Documents. Not modify or amend its Constituent Documents, except for modifications and amendments that (a) could not reasonably be expected to have a Material Adverse Effect and (b) do not materially affect the interests of the Administrative Agent and the Lenders under the Loan Documents.

SECTION 8.   EVENTS OF DEFAULT

8.1  Events of Default. If any of the following events shall occur and be continuing:

(a)  Any Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms hereof; or any Borrower shall fail to pay any interest on any Loan or any Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within three Business Days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

(b)  Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

(c)  Any Loan Party shall default in the observance or performance of any agreement contained in Section 5, Section 6.4(a) (with respect to the MLP’s and each Borrower’s existence only), Section 6.7(a), Section 6.10 or Section 7; or

(d)  Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement to be performed by it or any other Loan Document (other than as provided in clauses (a) through (c) of this Section 8.1), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date on which a Responsible Officer of the MLP or any Borrower becomes aware of such failure and (ii) the date on which written notice thereof shall have been given to the Parent Borrower by the Administrative Agent or any Lender; or

(e)  (i) Any Borrower or any Borrower Affiliate shall fail to make any payment on any Indebtedness of such Borrower or any such Borrower Affiliate (other than the Obligations) or any Guarantee Obligation in respect of Indebtedness of any other Person, and, in each case, such failure relates to Indebtedness having a principal amount of $25,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues beyond any period of grace provided with respect thereto, (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate the maturity of such Indebtedness, (iii) any other event shall occur (other than default in the observance of reporting and notice covenants) or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to permit the acceleration of the maturity of such Indebtedness or (iv) any such Indebtedness shall become or be declared to be due and payable, or be required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

(f)  (i) Any Borrower or any Borrower Affiliate shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Borrower or any Borrower Affiliate shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Borrower or any Borrower Affiliate any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against any Borrower or any Borrower Affiliate any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) any Borrower or any Borrower Affiliate shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Borrower or any Borrower Affiliate shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)  (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan which has not been corrected within the taxable period as defined in §4975 of the Code, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Parent Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Parent Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders shall be likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(h)  One or more judgments or decrees shall be entered against any Borrower or any Borrower Affiliate involving for the Borrowers and the Borrower Affiliates taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $25,000,000 or more (or in the case of a non-monetary judgment, having a Material Adverse Effect), and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

(i)  Any Change of Control shall occur; or

(j)  Any material provision of any Loan Document after delivery thereof shall for any reason fail or cease to be valid and binding on, or enforceable against, any Loan Party party thereto, or any Loan Party shall so state in writing;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above, automatically the Revolving Credit Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of Letter of Credit Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Parent Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate, and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Parent Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of Letter of Credit Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

8.2  Actions in Respect of Letters of Credit. At any time (i) upon the Revolving Credit Termination Date, (ii) after the Revolving Credit Termination Date when the aggregate funds on deposit in the Cash Collateral Account shall be less than 105% of the Letter of Credit Obligations, (iii) as may be required by Section 2.8 (Mandatory Prepayments), and (iv) upon the commencement of a Term Out Period, each Borrower shall pay to the Administrative Agent in immediately available funds at the Administrative Agent’s office referred to in Section 10.8 (Notices, Etc.), for deposit in the Cash Collateral Account, the amount required that, after such payment, the aggregate funds on deposit in the Cash Collateral Account equals or exceeds 105% of the sum of all of such Borrower’s outstanding Letter of Credit Obligations. The Administrative Agent may, from time to time after funds are deposited in the Cash Collateral Account, apply funds then held in the Cash Collateral Account to the payment of any amounts, in accordance with Section 2.12(f) (Payments and Computations), as shall have become or shall become due and payable by such Borrower to the Issuers or Lenders in respect of such Borrower’s Letter of Credit Obligations. The Administrative Agent shall promptly give written notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application.

SECTION 9.   THE AGENTS

9.1  Authorization and Action.

(a)  Each Lender and each Issuer hereby appoints Wachovia as the Administrative Agent hereunder and each Lender and each Issuer authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuer hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b)  As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all Issuers; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuers with respect to such action or (ii) is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender and each Issuer prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

(c)  In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuers except to the limited extent provided in 2.6(b), and its duties are entirely administrative in nature. The Administrative Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuer or holder of any other Obligation. The Administrative Agent may perform any of its duties under any Loan Document by or through its agents or employees.

9.2  Administrative Agent’s Reliance, Etc. None of the Administrative Agent, any of its Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent (a) may treat the payee of any Revolving Credit Note as its holder until such Revolving Credit Note has been assigned in accordance with Section 10.2 (Assignments and Participations), (b) may rely on the Register to the extent set forth in Section 2.6 (Evidence of Debt), (c) may consult with legal counsel (including counsel to the Borrowers or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (d) makes no warranty or representation to any Lender or Issuer and shall not be responsible to any Lender or Issuer for any statements, warranties or representations made by or on behalf of the MLP, the Borrowers or any of the Borrowers’ Subsidiaries in or in connection with this Agreement or any other Loan Document, (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any term, covenant or condition of this Agreement or any other Loan Document, as to the financial condition of any Loan Party or as to the existence or possible existence of any Default or Event of Default, (f) shall not be responsible to any Lender or Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto and (g) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which writing may be a telecopy or electronic mail) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

9.3  Posting of Approved Electronic Communications.

(a)  Each of the Lenders, the Issuers, the Borrowers and the MLP agree that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders and the Issuers by posting such Approved Electronic Communications on SyndTrak Online or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)  Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuer, the Borrowers and the MLP acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lenders, the Issuers, the Borrowers and the MLP hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(C)  THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (THE “AGENT AFFILIATES”) WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT AFFILIATES IN CONNECTION WITH THE APPROVED ELECTRONIC PLATFORM OR THE APPROVED ELECTRONIC COMMUNICATIONS.

(d)  Each of the Lenders, the Issuers, the Borrowers and the MLP agree that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.

9.4  The Administrative Agent Individually. With respect to its Ratable Portion, Wachovia shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include, without limitation, the Administrative Agent in its individual capacity as a Lender or as one of the Required Lenders. Wachovia and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with, any Loan Party as if Wachovia were not acting as the Administrative Agent.

9.5  Lender Credit Decision. Each Lender and each Issuer acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender, conduct its own independent investigation of the financial condition and affairs of the Borrowers and each other Loan Party in connection with the making and continuance of the Loans and with the issuance of the Letters of Credit. Each Lender and each Issuer also acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents. Except for documents expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lenders or the Issuers, the Administrative Agent shall not have any duty or responsibility to provide any Lender or any Issuer with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party that may come into the possession of the Administrative Agent or any Affiliate thereof or any employee or agent of any of the foregoing.

9.6  Indemnification. Each Lender agrees to indemnify the Administrative Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrowers), from and against such Lender’s aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, the Administrative Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s or such Affiliate’s gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees, expenses and disbursements of financial and legal advisors) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrowers or another Loan Party.

9.7  Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Parent Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, selected from among the Lenders. In either case, such appointment shall be subject to the prior written approval of the Parent Borrower (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. After such resignation, the retiring Administrative Agent shall continue to have the benefit of this Section 9 as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. On the Effective Date, the Existing Administrative Agent shall be deemed to have resigned as the administrative agent under the Existing Credit Agreement and Wachovia shall be appointed as the successor Administrative Agent hereunder. On and after the Effective Date, the Existing Administrative Agent shall continue to have the benefit of this Section 9 as to any actions taken or omitted to be taken by it while it was administrative agent under the Existing Credit Agreement and the other Loan Documents (as defined in the Existing Credit Agreement).

9.8  The Arrangers; the Syndication Agent; the Co-Documentation Agents. None of the Arrangers, the Syndication Agent or the Co-Documentation Agents, in their respective capacities as such, shall have any duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

SECTION 10.   MISCELLANEOUS

10.1  Amendments, Waivers, Etc.

(a)  No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and (x) in the case of any such waiver or consent, signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and (y) in the case of any other amendment, by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrowers, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender directly affected thereby, in addition to the Required Lenders (or the Administrative Agent with the consent thereof), do any of the following:

(i)  waive any condition specified in Section 4.1 (Conditions to Effectiveness) or Section 4.2 (Conditions Precedent to Each Extension of Credit), except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Required Lenders and, in the case of the conditions specified in Section 4.1 (Conditions to Effectiveness), subject to the provisions of Section 4.3 (Determination of Initial Borrowing Conditions);

(ii)  increase the Revolving Credit Commitment of such Lender or subject such Lender to any additional obligation;

(iii)  extend the scheduled final maturity of any Loan owing to such Lender or the Revolving Credit Termination Date or the Final Maturity Date, or waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal or interest of any such Loan or fees owing to such Lender (it being understood that Section 2.8 (Mandatory Prepayments) does not provide for scheduled dates fixed for payment) or for the reduction of such Lender’s Revolving Credit Commitment, except as provided in Section 2.18;

(iv)  reduce, or release any Borrower from its obligations to repay, the principal amount of any Loan or Reimbursement Obligation owing to such Lender (other than by the payment or prepayment thereof);

(v)  reduce the rate of interest on any Loan or Reimbursement Obligation outstanding and owing to such Lender or any fee payable hereunder to such Lender;

(vi)  postpone any scheduled date fixed for payment of interest or fees owing to such Lender or waive any such payment;

(vii)  change the aggregate Ratable Portions of Lenders required for any or all Lenders to take any action hereunder;

(viii)  release any Borrower from its payment obligation to such Lender under this Agreement or the Revolving Credit Notes owing to such Lender (if any) or release the MLP from its obligations under the Guaranty; or

(ix)  amend Section 10.7 (Sharing of Payments, Etc.), this Section 10.1 or either definition of the terms “Required Lenders” or “Ratable Portion”;

and provided, further, that (w) no amendment, waiver or consent shall, unless in writing and signed by any Special Purpose Vehicle that has been granted an option pursuant to Section 10.2(e) (Assignments and Participations), affect the grant or nature of such option or the right or duties of such Special Purpose Vehicle hereunder, (x) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents, (y) no amendment, waiver or consent shall, unless in writing and signed by the Issuer in addition to the Lenders required above to take such action, affect the rights or duties of the Issuer under this Agreement or the other Loan Documents and (z) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above to take such action, affect the rights or duties of the Swingline Lender under this Agreement or the other Loan Documents; and provided, further, that the Administrative Agent may, with the consent of the Parent Borrower, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or Issuer; and provided, further, that the Borrowers and the Administrative Agent may enter into any amendment necessary to implement the terms of a Revolving Credit Commitment Increase or a conversion of Revolving Loans to Term Loans in accordance with the terms of this Agreement without the consent of any Lender; and provided, further, that the Borrowers and the Administrative Agent may enter into any amendment contemplated by Section 7.10 without the consent of any Lender.

(b)  The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

10.2  Assignments and Participations.

(a)  Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Loans and the Letters of Credit); provided, however, that (i) if any such assignment shall be of the assigning Lender’s Revolving Credit Outstandings and Revolving Credit Commitments, such assignment shall cover the same percentage of such Lender’s Revolving Credit Outstandings and Revolving Credit Commitments, (ii) if any such assignment shall be of the assigning Lender’s Revolving Credit Outstandings, such assignment shall cover a ratable amount of each Borrower’s Revolving Credit Outstandings, (iii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the assignor’s entire interest) be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, except, in either case, (A) with the consent of the Parent Borrower and the Administrative Agent or (B) if such assignment is being made to a Lender or an Affiliate or Approved Fund of such Lender, and (iv) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of the Administrative Agent and the Parent Borrower (which consents shall not be unreasonably withheld or delayed); and provided, further, that, notwithstanding any other provision of this Section 10.2, the consent of the Parent Borrower shall not be required for any assignment occurring when any Event of Default shall have occurred and be continuing.

(b)  The parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Revolving Credit Note (if the assigning Lender’s Revolving Loans are evidenced by a Revolving Credit Note) subject to such assignment. Upon the execution, delivery, acceptance and recording in the Register of any Assignment and Acceptance and, other than in respect of assignments made pursuant to Section 2.16 (Substitution of Lenders), the receipt by the Administrative Agent from the assignee of an assignment fee in the amount of $3,500 from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender and, if such Lender were an Issuer, of such Issuer hereunder and thereunder, and (ii) the Revolving Credit Notes (if any) corresponding to the Loans assigned thereby shall be transferred to such assignee by notation in the Register and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

(c)  The Administrative Agent shall maintain at its address referred to in Section 10.8 (Notices, Etc.) a copy of each Assignment and Acceptance delivered to and accepted by it and shall record in the Register the names and addresses of the Lenders and Issuers and the principal amount of the Loans or Reimbursement Obligation owing to each Lender from time to time and the Revolving Credit Commitments of each Lender. Any assignment pursuant to this Section 10.2 shall not be effective until such assignment is recorded in the Register.

(d)  Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record or cause to be recorded the information contained therein in the Register and (iii) give prompt notice thereof to the Parent Borrower. Within five Business Days after the Parent Borrower’s receipt of such notice, the Borrowers, at their own expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent new Revolving Credit Notes to the order of such assignee in an amount equal to the Revolving Credit Commitments and Revolving Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Revolving Credit Note for exchange in connection with the assignment and has retained Commitments or Revolving Loans hereunder, new Revolving Credit Notes to the order of the assigning Lender in an amount equal to the Revolving Credit Commitments and Revolving Loans retained by it hereunder. Such new Revolving Credit Notes shall be dated the same date as the surrendered Revolving Credit Notes and be in substantially the form of Exhibit E (Form of Revolving Credit Note).

(e)  In addition to the other assignment rights provided in this Section 10.2, each Lender may do each of the following:

(i)  grant to a Special Purpose Vehicle the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder and the exercise of such option by any such Special Purpose Vehicle and the making of Loans pursuant thereto shall satisfy (once and to the extent that such Loans are made) the obligation of such Lender to make such Loans thereunder; provided, however, that (x) nothing herein shall constitute a commitment or an offer to commit by such a Special Purpose Vehicle to make Loans hereunder and no such Special Purpose Vehicle shall be liable for any indemnity or other Obligation (other than the making of Loans for which such Special Purpose Vehicle shall have exercised an option, and then only in accordance with the relevant option agreement) and (y) such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain responsible to the other parties for the performance of its obligations under the terms of this Agreement and shall remain the holder of the Obligations for all purposes hereunder; and

(ii)  assign, as collateral or otherwise, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) without notice to or consent of the Administrative Agent or the Borrowers, any Federal Reserve Bank (pursuant to Regulation A of the Federal Reserve Board) and (B) without consent of the Administrative Agent or the Borrowers, (1) any holder of, or trustee for the benefit of, the holders of such Lender’s Securities and (2) any Special Purpose Vehicle to which such Lender has granted an option pursuant to clause (i) above;

provided, however, that no such assignment or grant shall release such Lender from any of its obligations hereunder except as expressly provided in clause (i) above. Each party hereto acknowledges and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any such Special Purpose Vehicle, such party shall not institute against, or join any other Person in instituting against, any Special Purpose Vehicle that has been granted an option pursuant to this clause (e) any bankruptcy, reorganization, insolvency or liquidation proceeding (such agreement shall survive the payment in full of the Obligations). The terms of the designation of, or assignment to, such Special Purpose Vehicle shall not restrict such Lender’s ability to, or grant such Special Purpose Vehicle the right to, consent to any amendment or waiver to this Agreement or any other Loan Document or to the departure by the Borrowers from any provision of this Agreement or any other Loan Document without the consent of such Special Purpose Vehicle except, as long as the Administrative Agent, the Lenders and the Issuers shall continue to, and shall be entitled to continue to, deal solely and directly with such Lender in connection with such Lender’s obligations under this Agreement, to the extent any such consent would reduce the principal amount of, or the rate of interest on, any Obligations, amend this clause (e) or postpone any scheduled date of payment of such principal or interest. Each Special Purpose Vehicle shall be entitled to the benefits of Sections 2.14 (Capital Adequacy) and 2.15 (Taxes) as if it were such Lender; provided, however, that anything herein to the contrary notwithstanding, no Borrower shall, at any time, be obligated to make under 2.14 (Capital Adequacy) or 2.15 (Taxes) to any such Special Purpose Vehicle and any such Lender any payment in excess of the amount such Borrower would have been obligated to pay to such Lender in respect of such interest if such Special Purpose Vehicle had not been assigned the rights of such Lender hereunder; and provided, further, that such Special Purpose Vehicle shall have no direct right to enforce any of the terms of this Agreement against the Borrowers, the Administrative Agent or the other Lenders.

(f)  Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Loans and Letters of Credit). The terms of such participation shall not, in any event, require the participant’s consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation. In the event of the sale of any participation by any Lender, (w) such Lender’s obligations under the Loan Documents shall remain unchanged, (x) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (y) such Lender shall remain the holder of such Obligations for all purposes of this Agreement and (z) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Each participant shall be entitled to the benefits of Sections 2.14 (Capital Adequacy) and 2.15 (Taxes) as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, no Borrower shall, at any time, be obligated to make under 2.14 (Capital Adequacy) or  2.15 (Taxes) to the participants in the rights and obligations of any Lender (together with such Lender) any payment in excess of the amount such Borrower would have been obligated to pay to such Lender in respect of such interest had such participation not been sold and provided, further, that such participant in the rights and obligations of such Lender shall have no direct right to enforce any of the terms of this Agreement against the Borrowers, the Administrative Agent or the other Lenders.

(g)  Any Issuer may at any time assign its rights and obligations hereunder to any other Lender by an instrument in form and substance satisfactory to the Parent Borrower, the Administrative Agent, such Issuer and such Lender, subject to the provisions of Section 2.6(c) (Evidence of Debt) relating to notations of transfer in the Register; provided, however, that each such assignment shall be subject to the prior consent of the Parent Borrower (which consent shall not be unreasonably withheld or delayed); and provided, further, that, notwithstanding the foregoing, the consent of the Parent Borrower shall not be required for any assignment occurring when any Event of Default shall have occurred and be continuing. If any Issuer ceases to be a Lender hereunder by virtue of any assignment made pursuant to this Section 10.2, then, as of the effective date of such cessation, such Issuer’s obligations to Issue Letters of Credit pursuant to Section 2.3 (Letters of Credit) shall terminate and such Issuer shall be an Issuer hereunder only with respect to outstanding Letters of Credit issued prior to such date.

10.3  Costs and Expenses.

(a)  Each Borrower agrees, jointly and severally, upon demand to pay, or reimburse the Administrative Agent for, all of the Administrative Agent’s reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including the reasonable fees, expenses and disbursements of the Administrative Agent’s counsel, Weil, Gotshal & Manges LLP, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisors, and other consultants and agents) incurred by the Administrative Agent in connection with any of the following: (i) the Administrative Agent’s audit and investigation of the Parent Borrower and its Subsidiaries in connection with the preparation, negotiation or execution of any Loan Document or the Administrative Agent’s periodic audits of the Parent Borrower or any of its Subsidiaries, as the case may be, (ii) the preparation, negotiation, execution or interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any condition set forth in Section 4 (Conditions Precedent)), any Loan Document or any proposal letter or commitment letter issued in connection therewith, or the making of the Loans hereunder, (iii) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent’s rights and responsibilities hereunder and under the other Loan Documents, (iv) the protection, collection or enforcement of any Obligation or the enforcement of any Loan Document, (v) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any of the Parent Borrower’s Subsidiaries, this Agreement or any other Loan Document, (vi) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent is served or deposition or other proceeding in which the Administrative Agent is called to testify, in each case, relating in any way to the Obligations, any Loan Party, any of the Parent Borrower’s Subsidiaries, this Agreement or any other Loan Document or (vii) any amendment, consent, waiver, assignment, restatement, or supplement to any Loan Document or the preparation, negotiation and execution of the same; provided, however, that the Borrowers shall not have any liability under subclauses (v) and (vi) of this Section 10.3(a) with respect to any costs and expenses that has resulted from the gross negligence or willful misconduct of the Administrative Agent or the breach by the Administrative Agent of its obligations under this Agreement, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(b)  Each Borrower further agrees, jointly and severally, to pay or reimburse the Administrative Agent and each of the Lenders and Issuers upon demand for all out-of-pocket costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent, such Lenders or such Issuers in connection with any of the following: (i) in enforcing any Loan Document or Obligation or exercising or enforcing any other right or remedy available by reason of an Event of Default, (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or in any insolvency or bankruptcy proceeding, (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, any of the Parent Borrower’s Subsidiaries and related to or arising out of the transactions contemplated hereby or by any other Loan Document or (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clause (i), (ii) or (iii) above; provided, however, that the Borrowers shall not have any liability under clause (iii) of this Section 10.3(b) to the Administrative Agent, any Lender or any Issuer with respect to any costs and expenses that has resulted from the gross negligence or willful misconduct of the Administrative Agent, such Lender or such Issuer, as applicable, or the breach by the Administrative Agent, such Lender or such Issuer, as applicable, of its obligations under this Agreement, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

10.4  Indemnities.

(a)  Each Borrower agrees, jointly and severally, to indemnify and hold harmless each Agent, each Arranger, each Lender, each Issuer and each of their respective Affiliates, and each of the directors, officers, employees, agents, trustees, representatives, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Section 4 (Conditions Precedent)) (each such Person being an “Indemnitee”) from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses, joint or several, of any kind or nature (including fees, disbursements and expenses of financial and legal advisors to any such Indemnitee) that may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not such investigation, litigation or proceeding is brought by any such Indemnitee or any of its directors, security holders or creditors or any such Indemnitee, director, security holder or creditor is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Obligation, any Letter of Credit, or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Loans or Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the “Indemnified Matters”); provided, however, that the Borrowers shall not have any liability under this Section 10.4 to an Indemnitee with respect to any Indemnified Matter that has resulted from the gross negligence or willful misconduct of such Indemnitee or the breach by such Indemnitee of its obligations under this Agreement, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(b)  Each Borrower shall jointly and severally indemnify each Agent, each Arranger, each Lender and each Issuer for, and hold the Agents, the Arrangers, the Lenders and the Issuers harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Agents, the Arrangers, the Lenders and the Issuers for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of the Parent Borrower’s Subsidiaries in connection with the transactions contemplated by this Agreement.

(c)  Each Borrower, at the request of any Indemnitee, shall have the obligation to defend against any investigation, litigation or proceeding, in each case contemplated in clause (a) above, and each Borrower, in any event, may participate in the defense thereof with legal counsel of such Borrower’s choice. In the event that such indemnitee requests such Borrower to defend against such investigation, litigation or proceeding, such Borrower shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding shall vitiate or in any way impair the Borrowers’ obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

(d)  Each Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 10.4) or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person that was at any time an Indemnitee under this Agreement or any other Loan Document.

10.5  Limitation of Liability.

(a)  Each Borrower agrees that no Indemnitee shall have any liability (whether in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence or willful misconduct or the breach by such Indemnitee of its obligations under this Agreement. In no event, however, shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings). Each of the MLP and the Borrowers hereby waives, releases and agrees (each for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(b)  IN NO EVENT SHALL ANY AGENT AFFILIATE HAVE ANY LIABILITY TO ANY LOAN PARTY, LENDER, ISSUER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT OR CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY OR ANY AGENT AFFILIATE’S TRANSMISSION OF APPROVED ELECTRONIC COMMUNICATIONS THROUGH THE INTERNET OR ANY USE OF THE APPROVED ELECTRONIC PLATFORM, EXCEPT TO THE EXTENT SUCH LIABILITY OF ANY AGENT AFFILIATE IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FORM SUCH AGENT AFFILIATE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

10.6  Right of Set-off. Upon the occurrence and during the continuance of any Event of Default each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of any Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and even though such Obligations may be unmatured. Each Lender agrees promptly to notify the Parent Borrower after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 10.6 are in addition to the other rights and remedies (including other rights of set-off) that such Lender may have.

10.7  Sharing of Payments, Etc.

(a)  If any Lender (directly or through an Affiliate thereof) obtains any payment (whether voluntary, involuntary, through the exercise of any right of set-off (including pursuant to Section 10.6 (Right of Set-off)) or otherwise) of the Loans owing to it, any interest thereon, fees in respect thereof or amounts due pursuant to Section 10.3 (Costs and Expenses) or 10.4 Indemnities) (other than payments pursuant to Section 2.13 (Special Provisions Governing Eurodollar Rate Loans), 2.14 (Capital Adequacy) or 2.15 (Taxes) (in each case, whether voluntary, involuntary, through the exercise of any right of set-off (including pursuant to Section 10.6 (Right of Set-off)) or otherwise) in excess of its Ratable Portion of all payments of such Obligations obtained by all the Lenders, such Lender (a “Purchasing Lender”) shall forthwith purchase from the other Lenders (each, a “Selling Lender”) such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

(b)  If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender’s ratable share (according to the proportion of (i) the amount of such Selling Lender’s required repayment in relation to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the Purchasing Lender in respect of the total amount so recovered.

(c)  Each Borrower agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 10.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

10.8  Notices, Etc.

(a)  Addresses for Notices. All notices, demands, requests, consents and other communications provided for in this Agreement shall be given in writing, and addressed to the party to be notified as follows:

(i)  if to the Borrowers or the MLP:

c/o Boardwalk Pipelines, LP

3800 Frederica Street

Owensboro, Kentucky 42301

Attention: Jamie Buskill, Chief Financial Officer

Telecopy no: (270) 683-5657

with a copy to:

Loews Corporation

667 Madison Avenue

New York, New York 10021

Attention: Corporate Secretary

Telecopy no: (212) 521-2997

and a further copy to:

Vinson & Elkins LLP
666 Fifth Avenue, 26th Floor
New York, New York 10103-0040
Attention: Michael McKay
Telecopy no: (917) 849-5311

(ii)  if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule II (Applicable Lending Offices) or on the signature page of any applicable Assignment and Acceptance;

(iii)  if to any Issuer, at the address set forth under its name on Schedule II (Applicable Lending Offices) or on the signature page of any applicable Assignment and Acceptance; and

(iv)  if to the Swingline Lender:

Wachovia Bank, National Association
c/o Wachovia Securities
201 South College Street
Charlotte, North Carolina 28288-0680
Attention: Agency Services
Telecopy no.: (704) 383-0288

(v)  if to the Administrative Agent:

Wachovia Bank, National Association
c/o Wachovia Securities
201 South College Street
Charlotte, North Carolina 28288-0680
Attention: Agency Services
Telecopy no.: (704) 383-0288

with a copy to:

Wachovia Bank, National Association
c/o Wachovia Securities
301 South College Street
Charlotte, North Carolina 28288-0760
Attention: Allison Newman
Telecopy no.: (704) 383-6647

and with a further copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153-0119

Attention: Morgan Bale

Telecopy no: (212) 310-8007

or at such other address as shall be notified in writing (x) in the case of the Borrowers, the Administrative Agent and the Swingline Lender, to the other parties and (y) in the case of all other parties, to the Borrowers and the Administrative Agent.

(b)  Effectiveness of Notices. All notices, demands, requests, consents and other communications described in Section 10.8(a) above shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when deposited in the mails, and (iii) if delivered by posting to an Approved Electronic Platform (to the extent permitted by Section 9.3 to be delivered thereunder), an Internet website or a similar telecommunication device requiring a user prior access to such Approved Electronic Platform, website or other device (to the extent permitted by Section 9.3 to be delivered thereunder), when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and such Person has been notified that such communication has been posted to the Approved Electronic Platform; provided, however, that notices and communications to the Administrative Agent pursuant to Section 2 (Amount and Terms of Commitments) or Section 9 (The Agents) shall not be effective until received by the Administrative Agent.

(c)  Use of Electronic Platform. Notwithstanding Sections 10.8(a) and (b) above (unless the Administrative Agent requests that the provisions of Sections 10.8(a) and (b) above be followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of any Approved Electronic Communication by any other means the Loan Parties shall deliver all Approved Electronic Communications to the Administrative Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to such electronic mail address (or similar means of electronic delivery) as the Administrative Agent may notify the Parent Borrower. Nothing in this clause (c) shall prejudice the right of the Administrative Agent, any Lender or any Issuer to deliver any Approved Electronic Communication to any Loan Party in any manner authorized in this Agreement or to request that the Borrowers effect delivery in such manner.

10.9  No Waiver; Remedies. No failure on the part of any Lender, any Issuer or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

10.10  Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers, the MLP and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender and Issuer that such Lender or Issuer has executed it and thereafter shall be binding upon and inure solely to the benefit of the Borrowers, the MLP, the Administrative Agent and each Lender and Issuer and, in each case, their respective successors and assigns; provided, however, that the Borrowers and the MLP shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Lenders.

10.11  Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

10.12  Submission to Jurisdiction; Service of Process.

(a)  Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York located in the City of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each of the MLP and the Borrowers hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

(b)  Each of the MLP and the Borrowers hereby irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the MLP or such Borrower at its address specified in Section 10.8 (Notices, Etc.). Each of the MLP and the Borrowers agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)  Nothing contained in this Section 10.12 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the any Borrower or any other Loan Party in any other jurisdiction.

(d)  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

10.13  Waiver of Jury Trial. EACH OF THE AGENTS, THE LENDERS, THE ISSUERS, THE BORROWERS AND THE MLP IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

10.14  Marshaling; Payments Set Aside. None of the Administrative Agent, any Lender or any Issuer shall be under any obligation to marshal any assets in favor of the MLP, any Borrower or any other party or against or in payment of any or all of the Obligations.

10.15  Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection hereof immediately followed by a reference in parenthesis to the title of the Section containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire Section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such Section, the reference to the title shall govern absent manifest error. If any reference to the number of a Section (but not to any clause, sub-clause or subsection thereof) is followed immediately by a reference in parenthesis to the title of a Section, the title reference shall govern in case of direct conflict absent manifest error.

10.16  Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile transmission, electronic mail or by posting on the Approved Electronic Platform shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Parent Borrower and the Administrative Agent.

10.17  Entire Agreement. This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. In the event of any conflict between the terms of this Agreement and any other Loan Document, the terms of this Agreement shall govern.

10.18  Confidentiality. Each Lender, each Issuer and the Administrative Agent agree to use all reasonable efforts to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender’s, such Issuer’s or the Administrative Agent’s, as the case may be, customary practices and agrees that it shall only use such information in connection with the transactions contemplated by this Agreement and not disclose any such information other than (a) to such Lender’s, such Issuer’s or the Administrative Agent’s, as the case may be, employees, Affiliates, representatives and agents, including accountants, legal counsel and other advisors, that are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender, such Issuer or the Administrative Agent, as the case may be, on a non-confidential basis from a source other than the Parent Borrower or any other Loan Party, (c) to the extent disclosure is required by law, regulation or judicial order or requested or required by regulatory, governmental or administrative authority (including bank regulators) or auditors or self-regulatory body, (d) to the other parties hereto, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder or (f) to current or prospective assignees, participants and Special Purpose Vehicle grantees of any option described in Section 10.2(f) (Assignments and Participations), and to their respective legal or financial advisors, in each case and to the extent such assignees, participants, grantees or counterparties agree to be bound by, and to cause their advisors to comply with, the provisions of this Section 10.18. Notwithstanding any other provision in this Agreement, the Administrative Agent hereby agrees that the Borrowers (and each of their officers, directors, employees, accountants, attorneys and other advisors) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the Facility and the transactions contemplated hereby and all materials of any kind (including opinions and other tax analyses) that are provided to it relating to such U.S. tax treatment and U.S. tax structure.

10.19  Patriot Act Notice. Each Lender subject to the Patriot Act hereby notifies the Borrowers that, pursuant to Section 326 of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, including the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Patriot Act.

10.20  Amendment and Restatement.

(a)  On the Effective Date, (i) the Existing Revolving Credit Commitment of any Existing Lender that is not a Lender under this Agreement shall be terminated (and any notice with respect thereto is hereby waived) and (ii) the Existing Revolving Credit Commitment of any Existing Lender that is a Lender under this Agreement shall be amended to the amount set forth on Schedule I.

(b)  On the Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement, and the Existing Credit Agreement shall thereafter be of no further force and effect, except to evidence (i) the incurrence by the Parent Borrower of the “Obligations” under and as defined in the Existing Credit Agreement (whether or not such “Obligations” are contingent as of the Effective Date), (ii) the representations and warranties made by the Parent Borrower prior to the Effective Date and (iii) any action or omission performed or required to be performed pursuant to the Existing Credit Agreement prior to the Effective Date (including any failure, prior to the Effective Date, to comply with the covenants contained in the Existing Credit Agreement). The amendments and restatements set forth herein shall not cure any breach thereof or any “Default” or “Event of Default” under and as defined in the Existing Credit Agreement (if any) existing prior to the Effective Date. This Agreement is not in any way intended to constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence payment of all or any portion of such obligations and liabilities.

(c)  This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver, whether or not similar and, except as expressly provided herein or in any other Loan Document, all terms and conditions of the Loan Documents remain in full force and effect unless otherwise specifically amended hereby or by any other Loan Document.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BOARDWALK PIPELINES, LP,
as Borrower

By: Boardwalk Operating GP, LLC,
its general partner

By: Boardwalk Pipeline Partners, LP,
its managing member

By: Boardwalk GP, LP,
its general partner

By: Boardwalk GP, LLC,
its general partner

By: _____________________________
Name:

Title:

TEXAS GAS TRANSMISSION, LLC,
as Borrower

By: ______________________________
Name:
Title:

GULF SOUTH PIPELINE COMPANY, LP,
as Borrower

By: GS PIPELINE COMPANY, LLC,
its general partner

By: _________________________________
Name:
Title:

BOARDWALK PIPELINE PARTNERS, LP

By: Boardwalk GP, LP,
its general partner

By: Boardwalk GP, LLC,
its general partner

By: ____________________________________
Name:
Title:

[Signature Page to Amended and Restated Revolving Credit Agreement]

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Administrative Agent, Issuer and a Lender

By: ___________________________________

Name:

Title:

[Signature Page to Amended and Restated Revolving Credit Agreement]

CITIBANK, N.A.,

as Syndication Agent and a Lender

By:_______________________________

Name:

Title:

[Signature Page to Amended and Restated Revolving Credit Agreement]

JPMORGAN CHASE BANK, N.A.,

as Co-Documentation Agent and a Lender

By:__________________________________

Name:

Title:

[Signature Page to Amended and Restated Revolving Credit Agreement]

DEUTSCHE BANK SECURITIES INC.,

as Co-Documentation Agent

By:________________________________

Name:

Title:

By:____________________________________

Name:

Title:

DEUTSCHE BANK AG NEW YORK BRANCH,

as a Lender

By:________________________________

Name:

Title:

By:_______________________________

Name:

Title:

[Signature Page to Amended and Restated Revolving Credit Agreement]

UNION BANK OF CALIFORNIA, N.A.

as Co-Documentation Agent and a Lender

By:_______________________________

Name:

Title:

[Signature Page to Amended and Restated Revolving Credit Agreement]

_______________________________,

as a Lender

By:____________________________

Name:

Title:

[Signature Page to Amended and Restated Revolving Credit Agreement]

TABLE OF CONTENTS

SECTION 1.     DEFINITIONS

1.1     Defined Terms

1.2     Other Definitional Provisions

1.3     Accounting Terms and Principles

SECTION 2.    AMOUNT AND TERMS OF COMMITMENTS

2.1     The Commitments

2.2     Borrowing Procedures

2.3     Letters of Credit

2.4     Swingline Loans

2.5     Reduction and Termination of the Revolving Credit Commitments; Repayment of Loans

2.6     Evidence of Debt

2.7     Optional Prepayments

2.8     Mandatory Prepayments

2.9     Interest

2.10   Conversion/Continuation Option

2.11    Fees

2.12    Payments and Computations

2.13    Special Provisions Governing Eurodollar Rate Loans

2.14    Capital Adequacy

2.15    Taxes

2.16    Substitution of Lenders

2.17    Extensions of Scheduled Maturity Date; Removal of Lenders

2.18    Conversion to Term Loans

2.19    The Administrative Borrower

SECTION 3.      REPRESENTATIONS AND WARRANTIES

3.1     Financial Condition

3.2     No Change

3.3     Corporate Existence; Compliance with Law

3.4     Limited Partnership Power; Authorization; Enforceable Obligations

3.5     No Legal Bar

3.6     No Material Litigation

3.7     No Default

3.8     Ownership of Property; Liens

3.9     Taxes

3.10    ERISA

3.11    Use of Proceeds

3.12    Environmental Matters

3.13    Accuracy of Information, etc

3.14    Solvency

3.15    Subsidiaries; Borrower Information

3.16    Margin Regulations

3.17    Investment Company Act

3.18    Insurance

3.19    Foreign Assets Control Regulations, Etc

SECTION 4.     CONDITIONS PRECEDENT

4.1     Conditions to Effectiveness

4.2     Conditions Precedent to Each Extension of Credit

4.3     Determinations of Initial Borrowing Conditions

4.4     Conditions Precedent to Each Incremental Credit Extension Date

SECTION 5.     FINANCIAL COVENANT

SECTION 6.     AFFIRMATIVE COVENANTS

6.1     Financial Statements

6.2     Certificates; Other Information

6.3     Payment of Obligations

6.4     Conduct of Business and Maintenance of Existence, etc

6.5     Maintenance of Property; Insurance

6.6     Inspection of Property; Books and Records; Discussions

6.7     Notices

6.8     Environmental Laws

6.9     Payment of Taxes, Etc

6.10    Use of Proceeds

SECTION 7.     NEGATIVE COVENANTS

7.1     Limitations on Indebtedness

7.2     Limitations upon Liens

7.3     Limitation on Investments

7.4     Limitation on Sale and Lease-Back Transactions

7.5     Fundamental Changes

7.6     Restricted Payments

7.7     Limitation on Restrictions on Subsidiary Distributions

7.8     Limitation on Transactions with Affiliates

7.9     Limitation on Lines of Business

7.10    Accounting Changes; Fiscal Year

7.11    Limitation on Modification of Constituent Documents

SECTION 8.     EVENTS OF DEFAULT

8.1     Events of Default

8.2     Actions in Respect of Letters of Credit

SECTION 9.     THE AGENTS

9.1     Authorization and Action

9.2     Administrative Agent’s Reliance, Etc

9.3     Posting of Approved Electronic Communications

9.4     The Administrative Agent Individually

9.5     Lender Credit Decision

9.6     Indemnification

9.7     Successor Administrative Agent

9.8     The Arrangers; the Syndication Agent; the Co-Documentation Agents

SECTION 10.     MISCELLANEOUS

10.1     Amendments, Waivers, Etc

10.2     Assignments and Participations

10.3     Costs and Expenses

10.4     Indemnities

10.5     Limitation of Liability

10.6     Right of Set-off

10.7     Sharing of Payments, Etc

10.8     Notices, Etc

10.9     No Waiver; Remedies

10.10    Binding Effect

10.11    Governing Law

10.12    Submission to Jurisdiction; Service of Process

10.13    Waiver of Jury Trial

10.14    Marshaling; Payments Set Aside

10.15    Section Titles

10.16    Execution in Counterparts

10.17    Entire Agreement

10.18    Confidentiality

10.19    Patriot Act Notice

10.20    Amendment and Restatement

SCHEDULES:

I                Revolving Credit Commitments
II              Applicable Lending Offices
3.4            Consents, Authorizations, Filings and Notices
3.6            Litigation
3.15(a)     Subsidiaries
3.15(b)    Borrower Information
7.1           Indebtedness
7.8          Affiliate Transactions

EXHIBITS:

A          Form of Notice of Borrowing
B           Form of Closing Certificate
C-1       Form of Legal Opinion of Vinson & Elkins LLP
C-2       Form of Legal Opinion of General Counsel
D          Form of Assignment and Acceptance
E          Form of Revolving Credit Note
F          Form of Notice of Conversion or Continuation
G          Form of Guaranty
H         Form of Letter of Credit Request
I           Form of Swingline Loan Request